Filed Pursuant to Rule 424(b)(5)

Registration No. 333-216461

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.000% Senior Notes due 2030	$550,000,000	100.000%	$550,000,000	$68,475

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 6, 2017)

$550,000,000

Olin Corporation

5.000% Senior Notes due 2030

Olin Corporation is offering $550,000,000 aggregate principal amount of senior notes due 2030 (the “notes”), which will bear interest at the rate of 5.000% per year. Interest on the notes is payable on February 1 and August 1 of each year, beginning on August 1, 2018. The notes will mature on February 1, 2030.

We may redeem some or all of the notes at any time prior to February 1, 2024, at a price equal to 100% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium as described in this prospectus supplement. We may also redeem some or all of the notes at any time on or after February 1, 2024, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, we may redeem up to 35% of the aggregate principal amount of the notes at any time prior to February 1, 2021 with the net cash proceeds from certain equity offerings at the redemption price set forth in this prospectus supplement. We must offer to purchase the notes if we experience a change of control under certain circumstances.

The notes will be the unsecured senior obligations of Olin Corporation, will rank equally in right of payment to all of its existing and future unsecured senior indebtedness, will be effectively subordinated in right of payment to all of its existing and future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness, and will rank senior in right of payment to all future indebtedness that is subordinated by its terms to the notes. The notes will not initially be guaranteed by any of Olin Corporation’s subsidiaries and will be structurally subordinated to all indebtedness and other obligations of its subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-19 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price(1)	100.000%	$550,000,000
Underwriting Discount	1.250%	$6,875,000
Proceeds to Olin Corporation (before expenses)	98.750%	$543,125,000

(1)	Plus accrued interest, if any, from January 19, 2018.

The underwriters expect to deliver the notes to purchasers on or about January 19, 2018, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Wells Fargo Securities

BofA Merrill Lynch	PNC Capital Markets LLC	SMBC Nikko

Scotiabank	MUFG	Deutsche Bank Securities

Co-Manager

TD Securities

January 16, 2018

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate as of any date later than the date of the document containing such information.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes being offered and also adds to and updates information contained in the accompanying base prospectus. The second part, the base prospectus, gives more general information, some of which may not apply to the notes being offered. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying base prospectus,” we are referring to the base prospectus.

If the information contained or incorporated by reference in this prospectus supplement varies in any way from the information contained or incorporated by reference in the accompanying base prospectus, you should rely on the information contained or incorporated by reference in this prospectus supplement. If the information contained in this prospectus supplement varies in any way from the information incorporated by reference herein, you should rely on the more recent document.

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. This prospectus may contain or incorporate by reference references to trademarks, trade names and service marks, including DOW, that are owned by DowDuPont Inc. (f/k/a The Dow Chemical Company) and its related entities. Some of the trademarks we own or have the right to use include OLIN and WINCHESTER. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

This prospectus and the documents incorporated by reference herein may include market share, ranking, industry data and forecasts that we obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified any of the data from such third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position and ranking are based on market data currently available to us, management’s estimates and assumptions we have made regarding the size of our markets within our industry. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and independent sources. This information may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of data and other limitations and uncertainties. In addition, while we believe the market position and ranking information included or incorporated by reference herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding our industry data presented or incorporated by reference herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated by reference herein. Certain numerical figures set forth in this prospectus have been subject to rounding adjustments.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to herein as the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC file number is 1-1070. You can read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You can also obtain copies of these materials from this public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov. Olin’s SEC filings are also available, free of charge, from our website at http://www.olin.com. Information on our website is not part of this prospectus supplement or the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus, which forms a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement, the accompanying base prospectus or any documents incorporated by reference herein or therein concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents, and such documents are deemed to be included as part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

•	(i) the audited combined statements of income (loss) and combined statements of cash flows of the Dow Chlorine Products Business (the “DCP Business”) for the years ended December 31, 2014, 2013 and 2012, and the notes related thereto, each included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and (ii) the unaudited combined statements of income (loss) and combined statements of cash flows of the DCP Business for the nine months ended September 30, 2015 and 2014, and the notes related thereto, each included in our Current Report on Form 8-K filed with the SEC on July 29, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 8, 2017 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 3, 2017, August 1, 2017 and October 31, 2017, respectively;

•	our Current Reports on Form 8-K, or filed portions of those reports (but not reports or portions of those reports that were furnished and not deemed to be filed), filed with the SEC on January 31, 2017, February 28, 2017, March 9, 2017, May 2, 2017, October 26, 2017, December 12, 2017 and December 15, 2017; and

•	all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and until the offering of the notes is completed (but not documents or portions of documents which are furnished and not deemed to be filed).

You may obtain copies of those documents from us, free of charge, by contacting us at the address or telephone number provided in “Incorporation of Certain Documents By Reference” in the accompanying base prospectus.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “estimate,” “project,” “forecast” and variations of such words and similar expressions in this prospectus to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Forward looking statements speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including, without limitation, in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated by reference herein, and in the “Risk Factors” section of this prospectus, include, but are not limited to, the following:

•	sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, vinyls, urethanes, and pulp and paper, and the migration by United States customers to low-cost foreign locations;

•	the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	higher-than-expected raw material and energy, transportation, and/or logistics costs;

•	our substantial amount of indebtedness and significant debt service obligations;

•	weak industry conditions, which could affect our ability to comply with the financial maintenance covenants in our senior credit facility and certain tax-exempt bonds;

•	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

•	failure to control costs or to achieve targeted cost reductions;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

•	changes in, or failure to comply with, legislation or government regulations or policies;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	complications resulting from our multiple enterprise resource planning (“ERP”) systems;

•	the failure or an interruption of our information technology systems;

•	unexpected litigation outcomes;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	the integration of the DCP Business, which may not be successful in realizing the benefits of the anticipated synergies;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	fluctuations in foreign currency exchange rates;

•	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital;

•	failure to attract, retain and motivate key employees;

•	failure to realize our assumptions included in our long-range plan, causing a non-cash impairment charge of long-lived assets; and

•	differences between the historical financial information of Olin and the DCP Business and our future operating performance.

You should consider all of our forward-looking statements in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements. For more information about these and other factors, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which has been filed with the SEC and is incorporated by reference herein.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and other documents incorporated by reference into this prospectus. Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our” and “Olin” refer to Olin Corporation and its direct and indirect subsidiaries.

OLIN CORPORATION

Olin Corporation is a Virginia corporation, incorporated in 1892, having its principal executive offices in Clayton, Missouri. We are a manufacturer concentrated in three business segments: Chlor Alkali Products and Vinyls, Epoxy and Winchester. On October 5, 2015, we acquired the DCP Business from DowDuPont Inc. (f/k/a The Dow Chemical Company) (“DowDuPont”). The DCP Business’s operating results are included in our financial statements since October 5, 2015. For segment reporting purposes, a portion of the DCP Business’s operating results comprise our Epoxy segment and its remaining operating results, combined with our former Chlor Alkali Products and Chemical Distribution segments, comprise our Chlor Alkali Products and Vinyls segment. Blue Cube Spinco LLC (“Blue Cube”) is our wholly owned subsidiary that holds the DCP Business through its subsidiaries, and all of its assets consist of direct and indirect ownership interests in, and all of its business is conducted through, its subsidiaries.

The Chlor Alkali Products and Vinyls segment manufactures and sells chlorine and caustic soda, ethylene dichloride and vinyl chloride monomer, methyl chloride, methylene chloride, chloroform, carbon tetrachloride, perchloroethylene, trichloroethylene and vinylidene chloride, hydrochloric acid, hydrogen, bleach products and potassium hydroxide, which represent approximately 56% of our sales for the nine months ended September 30, 2017.

The Epoxy segment produces and sells a full range of epoxy materials, including allyl chloride, epichlorohydrin, liquid epoxy resins and downstream products such as converted epoxy resins and additives, which represent approximately 33% of our sales for the nine months ended September 30, 2017.

The Winchester segment produces and sells sporting ammunition, reloading components, small caliber military ammunition and components and industrial cartridges, which represent approximately 11% of our sales for the nine months ended September 30, 2017.

OUR PRODUCTS, SERVICES AND STRATEGIES

Chlor Alkali Products and Vinyls

Products and Services

We have been involved in the chlor alkali industry for more than 120 years and are a major participant in the global chlor alkali industry. Chlorine, caustic soda and hydrogen are co-produced commercially by the electrolysis of salt. These co-produced products are produced simultaneously, and in a fixed ratio of 1.0 ton of chlorine to 1.1 tons of caustic soda and 0.03 tons of hydrogen. The industry refers to this as an Electrochemical Unit or ECU. With a demonstrated capacity of 5.8 million ECUs as of the end of 2016, we have the largest global chlor alkali capacity, according to data from IHS, Inc. (“IHS”). IHS is a global information consulting company established in 1959 that provides information to a variety of industries.

Chlorine is used as a raw material in the production of thousands of products, including vinyls, urethanes, epoxy, water treatment chemicals and a variety of other organic and inorganic chemicals. A significant portion of chlorine production is consumed in the manufacture of ethylene dichloride (“EDC”) and vinyl chloride monomer (“VCM”), both of which Chlor Alkali Products and Vinyls produces. A large portion of our EDC production is utilized in the production of VCM, but we are also one of the largest global participants in merchant EDC sales. EDC and VCM are precursors for polyvinyl chloride, or PVC. PVC is a plastic used in applications such as vinyl siding, pipe, pipe fittings and automotive parts.

Our Chlor Alkali Products and Vinyls segment is one of the largest global marketers of caustic soda, including caustic soda produced by DowDuPont in Brazil. The off-take arrangement with DowDuPont in Brazil entitles the Chlor Alkali Products and Vinyls segment the right to market and sell the caustic soda produced at DowDuPont’s Aratu, Brazil site. The diversity of caustic sourcing allows us to cost-effectively supply customers worldwide. Caustic soda has a wide variety of end-use applications, the largest of which include water treatment, alumina, pulp and paper, urethanes, detergents and soaps and a variety of other organic and inorganic chemicals.

Our Chlor Alkali Products and Vinyls segment also includes the chlorinated organics business that we acquired from DowDuPont, which is the largest global producer of chlorinated organic products that include chloromethanes (methyl chloride, methylene chloride, chloroform and carbon tetrachloride) and chloroethenes (perchloroethylene, trichloroethylene, and vinylidene chloride). Chlorinated organics participates in both the solvent segment, as well as the intermediate segment, of the global chlorocarbon industry, with a focus on sustainable applications and applications where we can benefit from our cost advantages. Intermediate products are used as feedstocks in the production of fluoropolymers, fluorocarbon refrigerants and blowing agents, silicones, cellulosics and agricultural chemicals. Solvent products are sold into end uses, such as surface preparation, dry cleaning, pharmaceuticals and regeneration of refining catalysts. This business’s unique technology allows us to utilize both hydrochloric acid and chlorinated hydrocarbon byproducts (“RCl”), produced by our other production processes, as raw materials in an integrated system. These manufacturing facilities also consume chlorine, which generates caustic soda production and sales.

We also manufacture and sell other chlor alkali-related products, including hydrochloric acid, sodium hypochlorite (bleach) and potassium hydroxide, which we refer to as co-products. The production of co-products, chlorinated organics and epoxy generally consume chlorine as a raw material creating downstream applications that upgrade the value of chlorine and enable caustic soda production. As industry leaders in chlorinated organics and epoxy resins, the addition of the DCP Business creates integrated outlets for our captive chlorine. With the addition of the DCP Business, we have increased the diversification of our high-value outlets for chlorine from three to nineteen.

The Chlor Alkali Products and Vinyls segment’s products are delivered by pipeline, marine vessel, deep-water and coastal barge, railcar and truck. Our chemical distribution infrastructure provides us with geographically advantageous storage capacity and provides us with a private fleet of trucks, tankers and trailers that expands our geographic coverage and enhance our services capabilities. At our largest integrated product sites, our deep-water access enables us to reach global markets.

Our Chlor Alkali Products and Vinyls segment maintains strong relationships with DowDuPont as both a customer and supplier. These relationships are maintained through long-term cost-based contracts that provide us with a reliable supply of key raw materials and predictable and consistent demand for our end use products. Key products sold to DowDuPont include chlorine, cell effluent, chlorinated organics and VCM. Key raw materials received from DowDuPont include ethylene and electricity. Ethylene is supplied for the vinyl business under a long-term supply arrangement with DowDuPont whereby we receive ethylene at integrated producer economics.

Electricity, salt and ethylene are the major purchased raw materials for our Chlor Alkali Products and Vinyls segment. Electricity is the single largest raw material component in the production of chlor alkali vinyl products. As of December 31, 2016, approximately 76% of our electricity was generated from natural gas or hydroelectric sources and approximately 85% of our salt requirements were met by internal supply. The high volume nature of this industry places an emphasis on cost management and we believe that our scale, integration and raw material positions make us one of the low-cost producers in the industry.

Strategies

Strengthen Our Role as Preferred Supplier in North America. Take maximum advantage of our world-scale, integrated facilities on the U.S. Gulf Coast, our geographically advantageous plants across North America and our extensive distribution network to provide a reliable and preferred supply position to our North American customers.

Capitalize on Our Low-Cost Position. Our advantageous cost position is derived from shale gas, scale, integration, and deep-water ports. We expect to maximize our low-cost position to export caustic soda, chlorinated organics and EDC to customers worldwide.

Optimize the Breadth of Products and Pursue Incremental Expansion Opportunities. Fully utilize the portfolio of co-products and integrated derivatives to continually upgrade chlorine and caustic soda to the highest value applications and provide expansion opportunities.

Epoxy

Products and Services

With the addition of the DCP Business, we acquired DowDuPont’s Global Epoxy business. The Epoxy business was one of the first major manufacturers of epoxy products, and has continued to build on a half century of history through product innovation and technical excellence. According to data from IHS, the Epoxy segment is one of the largest fully integrated global producers of epoxy resins, curing agents and intermediates. The Epoxy segment has a favorable manufacturing cost position which is driven by a combination of scale and integration into low-cost feedstocks (including chlorine, caustic soda, allylics and aromatics). The Epoxy segment produces and sells a full range of epoxy materials, including upstream products such as allyl chloride (“Allyl”) and epichlorohydrin (“EPI”), midstream products such as liquid epoxy resins (“LER”), and downstream products such as converted epoxy resins (“CER”) and additives.

The Epoxy segment serves a diverse array of applications, including wind energy, electrical laminates, marine coatings, consumer goods and composites, as well as numerous applications in civil engineering and protective coating. The Epoxy segment has important relationships with established customers, some of which span decades. Geographically, the Epoxy segment’s primary markets are North America and Western Europe. The segment’s product is delivered primarily by marine vessel, deep-water and coastal barge, railcar and truck.

Allyl is used not only as a feedstock in the production of EPI, but also as a chemical intermediate in multiple industries and applications, including water purification chemicals. EPI is primarily produced as a feedstock for use in the business’s epoxy resins, and is also sold globally to epoxy producers who produce their own resins for end-use segments such as coatings and adhesives. LER is manufactured in liquid form and cures with the addition of a hardener into a thermoset solid material, offering a distinct combination of strength, adhesion and chemical resistance that is well-suited to coatings and composites applications. While LER is sold externally, a portion of LER production is further converted into CER where value-added modifications produce higher margin customer-specific resins.

Our Epoxy segment maintains strong relationships with DowDuPont as both a customer and supplier. These relationships are maintained through long-term cost-based contracts that provide us with a reliable supply of key raw materials. Key products sold to DowDuPont include aromatics and key raw materials received from DowDuPont include propylene and benzene.

The Epoxy segment’s production economics benefit from its integration into chlor alkali and aromatics which are key inputs in epoxy production. This fully integrated structure provides us both access to low-cost materials and significant operational flexibility. The Epoxy segment operates an integrated aromatics production chain producing cumene, phenol, acetone and bisphenol (“BisA”) for internal consumption and sale. The Epoxy segment’s consumption of chlorine allows the Chlor Alkali Products and Vinyls segment to generate caustic soda production and sales. Chlorine used in our Epoxy segment is transferred at cost from the Chlor Alkali Products and Vinyls segment.

Strategies

Optimize Existing Cost Position. The Epoxy segment continues to drive productivity cost improvements through the entire supply chain, enhancing reliability and delivering yield improvements. With its advantageous cost position, the business will continue its focus to sell products through improved margin discipline and optimization of our integrated aromatics capabilities.

Continued Focus on Product Innovation. With a long history of leading technology and quality, the Epoxy segment is a leading global innovator. Innovation capture in resins and systems improvements, combined with process, geographic and asset mix, provide the road map to improving the profitability of the Epoxy portfolio.

Take Maximum Advantage of Our Geographical Presence. Operating ten strategically located sites on four continents with reliable production and delivery of product enables the business to increase market share in strategic international markets and expand into attractive new emerging markets.

Winchester

Products and Services

In 2018, Winchester is in its 152nd year of operation and its 88th year as part of Olin. Winchester is a premier developer and manufacturer of small caliber ammunition for sale to domestic and international retailers (commercial customers), law enforcement agencies and domestic and international militaries. We believe we are a leading U.S. producer of ammunition for recreational shooters, hunters, law enforcement agencies and the U.S. Armed Forces. Winchester also manufacturers industrial products that have various applications in the construction industry.

In January 2017, SIG Sauer, Inc. was awarded a $580 million, ten-year contract for the modular handgun system pistol contract by the U.S. Army. Winchester will supply the pistol ammunition as a subcontractor to SIG Sauer, Inc.

In February 2016, Winchester was awarded a five-year contract for .38 caliber, .45 caliber and 9mm ammunition to be used by the U.S. Army. The contract has the potential to generate approximately $75 million of sales over the five-year contract.

In January 2016, Winchester was awarded a five-year contract for 5.56mm, 7.62mm and .50 caliber ammunition to be used by the U.S. Army. The contract has the potential to generate approximately $300 million of sales over the five-year contract.

In March 2015, Winchester was awarded a five-year contract for 5.56mm frangible ammunition to be used for training by the U.S. Navy and U.S. Marine Corp. The contract has the potential to generate approximately $45 million of sales over the five-year contract.

In September 2014, Winchester was awarded a five-year contract to produce training ammunition for the U.S. Department of Homeland Security. The contract has the potential to generate $50 million of sales over the five-year contract.

Our legendary Winchester product line includes all major gauges and calibers of shotgun shells, rimfire and centerfire ammunition for pistols and rifles, reloading components and industrial cartridges. We believe we are a leading U.S. supplier of small caliber commercial ammunition.

In 2015, Winchester was recognized with the Strategic Partnership award by Cabela’s Incorporated (“Cabela’s”), one of the country’s largest retailers of hunting, fishing and outdoor gear. The Strategic Partnership award is given to partners who demonstrate superior performance metrics and overall contribution to the company. In April 2014, Winchester was recognized with the exclusive Overall Vendor of the Year award by Cabela’s. The Overall Vendor of the Year is Cabela’s highest merchandising vendor award across all categories and departments. Winchester was chosen from more than 3,500 merchandise suppliers for superior performance, partnership and overall contribution to the retailer.

In October 2014, Winchester was recognized by the National Association of Sporting Goods Wholesalers (“NASGW”) with the group’s Excellence in Ammunition Manufacturing award. The NASGW presents the award to manufacturers who best demonstrate outstanding value and service to NASGW distributor members.

Winchester has strong relationships throughout the sales and distribution chain and strong ties to traditional dealers and distributors. Winchester has also built its business with key high-volume mass merchants and specialty sporting goods retailers. Winchester has consistently developed industry-leading ammunition, which is recognized in the industry for manufacturing excellence, design innovation and consumer value. Winchester’s new ammunition products continue to receive awards from major industry publications, with recent awards including: American Hunter magazine’s Golden Bullseye Award as “Ammunition Product of the Year” in 2016; Predator Xtreme magazine’s “2015 Readers’ Choice Gold” award; American Rifleman magazine’s Golden Bullseye Award as “Ammunition Product of the Year” in 2015 and 2014; one of Outdoor Life magazine’s “Best New Hunting Loads” in 2015; Field & Stream magazine’s “Best of the Best” award in 2015 and 2014; Petersen’s Hunting magazine’s 2014 “Editor’s Choice” award; Guns & Ammo magazine’s “2014 Ammunition of the Year” award; and Shooting Illustrated magazine’s “Ammunition Product of the Year” in 2014.

Winchester purchases raw materials such as copper-based strip and ammunition cartridge case cups and lead from vendors based on a conversion charge or premium. These conversion charges or premiums are in addition to the market prices for metal as posted on exchanges such as the Commodity Exchange and London Metals Exchange. Winchester’s other main raw material is propellant, which is purchased predominantly from one of the U.S.’s largest propellant suppliers.

Strategies

Maximize Existing Strengths. Winchester plans to seek new opportunities to fully utilize the legendary Winchester brand name and will continue to offer a full line of ammunition products to the markets we serve, with specific focus on investments that make Winchester ammunition the retail brand of choice.

Focus on Product Line Growth. With a long record of pioneering new product offerings, Winchester has built a strong reputation as an industry innovator. This includes the introduction of reduced-lead and non-lead products, which are growing in popularity for use in indoor shooting ranges and for outdoor hunting.

Cost Reduction Strategy. Winchester plans to continue to focus on strategies that will lower our costs. During 2016, we completed the relocation of our centerfire pistol and rifle ammunition manufacturing operations from East Alton, IL to Oxford, MS. Our focus will continue to optimize the Oxford facility and maximize production output.

Our Address

Our principal executive offices are located at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. Our telephone number is (314) 480-1400.

The Offering

The following summary contains basic information about the notes. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes” and to the section entitled “Description of Debt Securities” in the accompanying base prospectus.

Issuer	Olin Corporation.

Notes Offered	$550.0 million aggregate principal amount of senior notes due 2030.

Maturity	February 1, 2030.

Interest Rate and Payment Dates	5.000% per annum; payable semiannually on February 1 and August 1 of each year, commencing August 1, 2018.

Guarantees as of the Issue Date	None.

Ranking	The notes will be the unsecured senior obligations of Olin Corporation. As a result, the notes will:

•	rank equally in right of payment with all existing and future unsecured senior debt of Olin Corporation, including, among others, (i) its 5.125% Senior Notes due 2027, (ii) its 5.50% Senior Notes due 2022, (iii) its senior unsecured guarantees of the 9.75% Senior Notes due 2023 and the 10.00% Senior Notes due 2025, each issued by Blue Cube (collectively, the “Blue Cube Notes”), (iv) the Revolving Credit Facility (as defined herein) and (v) its senior unsecured guarantees of Blue Cube’s borrowings under the Revolving Credit Facility and the Term Loan Facility (as defined herein);

•	rank senior in right of payment to all future debt of Olin Corporation that is by its terms expressly subordinated to the notes;

•	be effectively subordinated in right of payment to all existing and future secured debt of Olin Corporation, if any, to the extent of the assets securing such debt; and

•	be structurally subordinated to any debt or obligations of subsidiaries of Olin Corporation (other than those subsidiaries, if any, that may guarantee the notes in the future, as described under “Description of Notes—Future Guarantees”), including the Receivables Financing Facility (as defined herein), the Blue Cube Notes, Blue Cube’s borrowings under the Revolving Credit Facility and the Term Loan Facility and Blue Cube’s senior unsecured guarantee of Olin Corporation’s borrowings under the Revolving Credit Facility.

As of September 30, 2017, Olin Corporation had $3,745.2 million of indebtedness outstanding, after giving effect to deferred debt issuance costs, unamortized fair value premium and fair value adjustments related to interest rate swaps. Also as of September 30, 2017, Olin Corporation’s subsidiaries represented approximately 69% of our total assets and had 75% of our total liabilities, including debt and trade payables but excluding intercompany liabilities.

Optional Redemption	Olin Corporation may redeem some or all of the notes at any time prior to February 1, 2024, at a price equal to 100% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium.

Olin Corporation may also redeem some or all of the notes at any time on or after February 1, 2024, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, Olin Corporation may redeem up to 35% of the aggregate principal amount of the notes at any time prior to February 1, 2021 with the net cash proceeds from certain equity offerings at the redemption price set forth in this prospectus supplement.

See “Description of Notes—Optional Redemption.”

Change of Control	If we experience a Change of Control Repurchase Event (as defined in “Description of Notes—Change of Control”), we will be required, unless we have exercised our right to redeem the notes, to make an offer to repurchase the outstanding notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Change of Control.”

Absence of an Established Market for the Notes	The notes are a new issue of securities and currently there is no market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The underwriters have advised us that they intend to make a market for the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion.

Use of Proceeds	We expect to use the net proceeds of this offering, together with approximately $8.9 million of cash on hand, to prepay $550 million aggregate principal amount of the term loans outstanding under the Term Loan Facility. See “Use of Proceeds.”

Underwriting (Conflicts of Interest)

Certain of the underwriters and/or their affiliates are agents and/or lenders under the Term Loan Facility and will receive 5% or more of the net proceeds from this offering, which would constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, this offering is being conducted in accordance with the applicable requirements of Rule 5121, which, among other things, requires that a “qualified independent underwriter” (“QIU”) participate in the preparation of this prospectus supplement and perform its usual standard of due diligence with respect thereto. Each of the underwriters from this offering other than Deutsche Bank Securities Inc. is deemed to have a “conflict of interest” under Rule 5121. As a result of these “conflicts of interest” and in accordance with Rule 5121, Deutsche Bank Securities Inc. is assuming the responsibilities of acting as the QIU in connection with this offering. We have agreed to indemnify Deutsche Bank Securities Inc. against certain liabilities incurred in connection with it acting as a QIU for this offering, including liabilities under the Securities Act. No underwriter having a conflict of interest under Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records. See “Underwriting (Conflicts of Interest).”

Risk Factors

Before investing in the notes, you should carefully consider the information under “Risk Factors” beginning on page S-19 of this prospectus supplement as well as all other information included in this prospectus, including the information in the documents incorporated by reference into this prospectus.

Summary Historical Financial and Other Data

On October 5, 2015, we acquired the DCP Business from DowDuPont, and the operating results of the DCP Business are included in our financial statements since such date. The summary historical financial and other data below for the years ended December 31, 2016, 2015 and 2014 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus. The summary historical financial and other data for the nine months ended September 30, 2017 and 2016 have been derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, incorporated by reference in this prospectus.

You should read the following summary historical financial and other data in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, in each case incorporated by reference herein, and our consolidated and condensed financial statements and related notes incorporated by reference in this prospectus.

				Nine Months Ended
(In millions)	Year Ended December 31,			September 30,	September 30,
	2016	2015	2014	2017	2016
Statement of Operations
Sales	5,550.6	2,854.4	2,241.2	4,648.5	4,164.9
Cost of Goods Sold	4,923.7	2,486.8	1,853.2	4,143.4	3,696.7
Selling and Administration	323.2	186.3	166.1	254.6	249.4
Restructuring Charges	112.9	2.7	15.7	25.9	106.2
Acquisition-Related Costs	48.8	123.4	4.2	12.5	39.6
Other Operating Income (Expense)	10.6	45.7	1.5	(0.1)	10.5

Operating Income	152.6	100.9	203.5	212.0	83.5
Earnings of Non-Consolidated Affiliates	1.7	1.7	1.7	1.5	1.1
Interest Expense	191.9	97.0	43.8	158.0	143.6
Interest Income	3.4	1.1	1.3	1.0	1.3

Income (Loss) from Continuing Operations before Taxes	(34.2)	6.7	162.7	56.5	(57.7)
Income Tax (Benefit) Provision	(30.3)	8.1	57.7	(3.7)	(36.3)
Income (Loss) from Continuing Operations	(3.9)	(1.4)	105.0	60.2	(21.4)
Income from Discontinued Operations, Net	—	—	0.7	—	—
Net (Loss) Income	(3.9)	(1.4)	105.7	60.2	(21.4)

Financial Position (at end of period)
Working Capital, excluding cash and cash equivalents and short-term investments	439.1	395.2	181.6	462.7	531.4
Property, Plant and Equipment, Net	3,704.9	3,953.4	931.0	3,579.2	3,713.9
Total Assets	8,762.6	9,288.9	2,689.2	9,366.5	8,792.8
Long-Term Debt	3,537.1	3,643.8	649.8	3,663.5	3,597.5
Shareholders’ Equity	2,273.0	2,418.8	1,013.3	2,298.5	2,330.7

Other Financial Data
EBITDA(a)	687.8	331.5	344.3	624.9	482.0
Adjusted EBITDA(a)	838.5	435.6	363.2	666.2	616.8
Capital Expenditures	278.0	130.9	71.8	210.0	199.4
Depreciation and Amortization	533.5	228.9	139.1	411.4	397.4

Segment Data
Sales:
Chlor Alkali Products and Vinyls	2,999.3	1,713.4	1,502.8	2,583.2	2,216.7
Epoxy	1,822.0	429.6	—	1,549.5	1,380.3
Winchester	729.3	711.4	738.4	515.8	567.9
Total Sales	5,550.6	2,854.4	2,241.2	4,648.5	4,164.9

(a)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. Olin’s definition of EBITDA (Earnings before interest, taxes, depreciation, and amortization) as presented in this prospectus supplement is net (loss) income, plus depreciation and amortization, interest expense (net of interest income), income tax expense (benefit) and less income from discontinued operations, net. Olin’s definition of Adjusted EBITDA as presented in this prospectus supplement is EBITDA, plus other expense (income), restructuring charges, acquisition-related costs, certain non-recurring items and fair value inventory purchase accounting adjustment. Management believes that these non-GAAP financial measures are meaningful to investors as supplemental financial measures to assess our financial performance without regard to financing methods, capital structures, taxes or historical cost basis. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP, and EBITDA and Adjusted EBITDA as presented in this prospectus supplement may not be comparable to similarly titled measures of other companies.

A reconciliation of EBITDA and Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the periods indicated is as follows:

				Nine Months Ended
(In millions)	Year Ended December 31,			September 30,	September 30,
	2016	2015	2014	2017	2016
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (Loss) Income	(3.9)	(1.4)	105.7	60.2	(21.4)
Add Back (Deduct):
Income from discontinued operations, net	—	—	(0.7)	—	—
Interest Expense(1)	191.9	97.0	43.8	158.0	143.6
Interest Income	(3.4)	(1.1)	(1.3)	(1.0)	(1.3)
Income Tax Provision (Benefit)	(30.3)	8.1	57.7	(3.7)	(36.3)
Depreciation and Amortization	533.5	228.9	139.1	411.4	397.4

EBITDA	687.8	331.5	344.3	624.9	482.0
Add Back (Deduct):
Restructuring Charges(2)	112.9	2.7	15.7	25.9	106.2
Acquisition-Related Costs(3)	48.8	123.4	4.2	12.5	39.6
Certain Non-Recurring Items(4)	(11.0)	(46.0)	(1.0)	—	(11.0)
Information Technology Integration Project(5)	—	—	—	2.9	—
Fair Value Inventory Purchase Accounting Adjustment(6)	—	24.0	—	—	—

Adjusted EBITDA	838.5	435.6	363.2	666.2	616.8

(1)	Interest expense for the year ended December 31, 2015 included acquisition financing expenses of $30.5 million, primarily for the financing associated with the acquisition of the DCP Business. Interest expense for the year ended December 31, 2014 included $9.5 million for the call premium and the write-off of unamortized deferred debt issuance costs associated with the redemption of $150 million 8.875% senior notes, which would have matured on August 15, 2019.
(2)	Restructuring charges for the nine months ended September 30, 2017 and 2016 and the year ended December 31, 2016 were primarily associated with the closure of 433,000 tons of chlor alkali capacity across three separate Olin locations, of which $76.6 million was non-cash impairment charges for equipment and facilities for the nine months ended September 30, 2016 and the year ended December 31, 2016.

(3)	Acquisition-related costs were associated with the acquisition of the DCP Business.
(4)	Certain non-recurring items for the nine months ended September 30, 2016 and the year ended December 31, 2016 included an $11.0 million insurance recovery for property damage and business interruption related to an incident in 2008 at our Henderson, NV chlor alkali facility. Certain non-recurring items for the year ended December 31, 2015 included $46.0 million of insurance recoveries for property damage and business interruption related to the Becancour, Canada and McIntosh, AL chlor alkali facilities. Certain non-recurring items for the year ended December 31, 2014 included a gain of $1.0 million for the resolution of a contract matter.
(5)	Information technology integration project for the nine months ended September 30, 2017 included costs associated with the implementation of new ERP, manufacturing, and engineering systems, and related infrastructure costs.
(6)	Fair value inventory purchase accounting adjustment for the year ended December 31, 2015 was associated with non-recurring expenses included within costs of goods sold of $24.0 million due to the increase of inventory to fair value at the acquisition date related to the purchase accounting of the DCP Business.

Additional Segment Information

The tables below set forth income (loss) before taxes and Adjusted EBITDA for each of our three business segments, as well as a reconciliation of Adjusted EBITDA to income (loss) before taxes, the most directly comparable GAAP financial measure, for the periods indicated with respect to our three business segments.

(In millions)	Year Ended December 31, 2016
	Income (Loss) before Taxes	Depreciation and Amortization	Adjusted EBITDA(1)
Chlor Alkali Products and Vinyls	224.9	418.1	643.0
Epoxy	15.4	90.0	105.4
Winchester	120.9	18.5	139.4

(In millions)	Nine Months Ended September 30, 2017
	Income (Loss) before Taxes	Depreciation and Amortization	Adjusted EBITDA(1)
Chlor Alkali Products and Vinyls	270.0	318.0	588.0
Epoxy	(11.0)	69.6	58.6
Winchester	61.3	14.2	75.5

(In millions)	Nine Months Ended September 30, 2016
	Income (Loss) before Taxes	Depreciation and Amortization	Adjusted EBITDA(1)
Chlor Alkali Products and Vinyls	152.5	311.6	464.1
Epoxy	18.5	67.3	85.8
Winchester	95.9	13.8	109.7

(1)

The sum of Adjusted EBITDA for our three business segments does not equal our Adjusted EBITDA due to the fact that corporate-related items, such as pension income, environmental expense, other corporate and unallocated costs, restructuring charges, acquisition-related costs, interest expense and interest income, are not included in our calculations for Adjusted EBITDA for our three business segments. For additional information relating to our three business segments, please see “Segment Results” under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to our financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended

December 31, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, which are incorporated by reference herein. Management believes that the Adjusted EBITDA measures for our business segments are meaningful to investors as supplemental financial measures to assess the financial performance of our business segments without regard to financing methods, capital structures, taxes or historical cost basis. Adjusted EBITDA as presented in this prospectus supplement may not be comparable to similarly titled measures of other companies.

RISK FACTORS

You should carefully consider the risks described below and the other information included or incorporated by reference in this prospectus before investing in the notes, including, without limitation, the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated by reference herein. The risks described below and in the documents incorporated by reference herein are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

Risks Related To Our Business

Sensitivity to Global Economic Conditions and Cyclicality—Our operating results could be negatively affected during economic downturns.

The business of most of our customers, particularly our vinyl, urethanes and pulp and paper customers are, to varying degrees, cyclical and have historically experienced periodic downturns. These economic and industry downturns have been characterized by diminished product demand, excess manufacturing capacity and, in some cases, lower average selling prices. Therefore, any significant downturn in our customers’ businesses or in global economic conditions could result in a reduction in demand for our products and could adversely affect our results of operations or financial condition.

Although we historically have not sold a large percentage of our products directly to customers abroad, a large part of our financial performance is dependent upon a healthy economy beyond North America because our customers sell their products abroad. Additionally, the percentage of our sales to customers abroad has increased significantly since the DCP Business derives a larger portion of its sales from customers outside of the U.S. As a result, our business is and will continue to be affected by general economic conditions and other factors in Europe, Asia Pacific, particularly China and Japan, and Latin America, including fluctuations in interest rates, customer demand, labor and energy costs, currency changes and other factors beyond our control. The demand for our customers’ products, and, therefore, our products, is directly affected by such fluctuations. In addition, our customers could decide to move some or all of their production to lower cost, offshore locations, and this could reduce demand in North America for our products. We cannot assure you that events having an adverse effect on the industries in which we operate will not occur or continue, such as a downturn in the European, Asia Pacific, particularly Chinese and Japanese, Latin American, or world economies, increases in interest rates or unfavorable currency fluctuations. Economic conditions in other regions of the world, predominantly Asia and Europe, can increase the amount of caustic soda produced and available for export to North America. The increased caustic soda supply can put downward pressure on our caustic soda prices, negatively impacting our profitability.

Cyclical Pricing Pressure—Our profitability could be reduced by declines in average selling prices of our products, particularly declines in ECU netbacks for chlorine and caustic soda.

Our historical operating results reflect the cyclical and sometimes volatile nature of the chemical and ammunition industries. We experience cycles of fluctuating supply and demand in each of our business segments, particularly in our Chlor Alkali Products and Vinyls segment, which result in changes in selling prices. Periods of high demand, tight supply and increasing operating margins tend to result in increases in capacity and production until supply exceeds demand, generally followed by periods of oversupply and declining prices. Another factor influencing demand and pricing for chlorine and caustic soda is the price of natural gas. Higher natural gas prices increase our customers’ and competitors’ manufacturing costs, and, depending on the ratio of crude oil to natural gas prices, could make them less competitive in world markets.

In the chlor alkali industry, price is the major supplier selection criterion. We have little or no ability to influence prices in these large commodity markets. Decreases in the average selling prices of our products could have a material adverse effect on our profitability. While we strive to maintain or increase our profitability by reducing costs through improving production efficiency, emphasizing higher margin products and by controlling transportation, selling and administration expense, we cannot assure you that these efforts will be sufficient to offset fully the effect of possible decreases in pricing on operating results.

Because of the cyclical nature of our businesses, we cannot assure you that pricing or profitability in the future will be comparable to any particular historical period, including the most recent period shown in our operating results. We cannot assure you that the chlor alkali industry will not experience adverse trends in the future, or that our business, financial condition and results of operations will not be adversely affected by them.

Our Winchester and Epoxy segments are also subject to changes in operating results as a result of cyclical pricing pressures, but to a lesser extent than our Chlor Alkali Products and Vinyls segment. Selling prices of ammunition and epoxy materials are affected by changes in raw material costs and availability and customer demand, and declines in average selling prices of products of our Winchester and Epoxy segments could adversely affect our profitability.

Raw Materials—Availability of purchased feedstocks and energy, and the volatility of these costs, impact our operating costs and add variability to earnings.

Purchased feedstock and energy costs account for a substantial portion of our total production costs and operating expenses. We purchase certain raw materials as feedstocks.

Feedstock and energy costs generally follow price trends in crude oil and natural gas, which are sometimes volatile. Ultimately, the ability to pass on underlying cost increases is dependent on market conditions. Conversely, when feedstock and energy costs decline, selling prices generally decline as well. As a result, volatility in these costs could impact our business, financial condition and results of operations.

If the availability of any of our principal feedstocks is limited or we are unable to obtain natural gas or energy from any of our energy sources, we may be unable to produce some of our products in the quantities demanded by our customers, which could have a material adverse effect on plant utilization and our sales of products requiring such raw materials. In connection with the acquisition of the DCP Business, we entered into long-term supply agreements with DowDuPont for certain raw materials, including ethylene, propylene and benzene. The initial term of the majority of these supply agreements is either five or ten years (a small number of agreements have shorter or longer initial terms) beginning on October 5, 2015 (the “DCP Closing Date”), the date we completed our acquisition of the DCP Business. As these contracts with DowDuPont and other third-party contracts expire, we may be unable to renew these contracts or obtain new long-term supply agreements on terms comparable or as favorable to us, depending on market conditions, which may have a material adverse effect on our business, financial condition and results of operations. In addition, many of our long-term contracts contain provisions that allow their suppliers to limit the amount of raw materials shipped to us below the contracted amount in force majeure circumstances. If we are required to obtain alternate sources for raw materials because DowDuPont or any other supplier is unwilling or unable to perform under raw material supply agreements or if a supplier terminates its agreements with us, we may not be able to obtain these raw materials from alternative suppliers or obtain new long-term supply agreements on terms comparable or favorable to us.

Suppliers—We rely on a limited number of third-party suppliers for specified feedstocks and services.

We obtain a significant portion of our raw materials from a few key suppliers. If any of these suppliers are unable to meet their obligations under present or any future supply agreements, we may be forced to pay higher prices to obtain the necessary raw materials. Any interruption of supply or any price increase of raw materials could have a material adverse effect on our business, financial condition and results of operations. In connection with the acquisition of the DCP Business, we entered into agreements with DowDuPont to provide specified feedstocks and services for the facilities operated by the DCP Business. These facilities will be dependent upon

DowDuPont’s infrastructure for services such as wastewater and ground water treatment. Any failure of DowDuPont to perform its obligations under those agreements could adversely affect the operation of the affected facilities and our business, financial condition and results of operations. Many of the agreements relating to these feedstocks and services have initial terms ranging from several years to 20 years. Most of these agreements are automatically renewable, but may be terminated by us or DowDuPont after specified notice periods. If we are required to obtain an alternate source for these feedstocks or services, we may not be able to obtain pricing on as favorable terms. Additionally, we may be forced to pay additional transportation costs or to invest in capital projects for pipelines or alternate facilities to accommodate railcar or other delivery methods or to replace other services.

A vendor may choose, subject to existing contracts, to modify its relationship due to general economic concerns or concerns relating to the vendor or us, at any time. Any significant change in the terms that we have with our key suppliers could materially and adversely affect our business, financial condition and results of operation, as could significant additional requirements from suppliers that we provide them additional security in the form of prepayments or posting letters of credit.

Cost Control—Our profitability could be reduced if we experience increasing raw material, utility, transportation or logistics costs, or if we fail to achieve targeted cost reductions.

Our operating results and profitability are dependent upon our continued ability to control, and in some cases reduce, our costs. In addition, our expected benefits from the acquisition of the DCP Business are dependent upon our ability to reduce our costs following the DCP Closing Date. If we are unable to do so, or if costs outside of our control, particularly our costs of raw materials, utilities, transportation and similar costs, increase beyond anticipated levels, our profitability will decline and we will not realize the level of cost reductions anticipated following the DCP Closing Date.

For example, our chlor alkali product transportation costs, particularly railroad shipment costs, are a significant portion of our cost of goods sold, and have been increasing over the past several years. Part of the anticipated cost reductions are due to transportation cost efficiencies from the optimization of shipments from all of our manufacturing locations and the utilization of diverse modes of delivery for products. If transportation costs continue to increase, and we are unable to control those costs or pass the increased costs on to customers, our profitability in our Chlor Alkali Products and Vinyls and Epoxy segments would be negatively affected. Similarly, costs of commodity metals and other materials used in our Winchester business, such as copper and lead, can vary. If we experience significant increases in these costs and are unable to raise our prices to offset the higher costs, the profitability in our Winchester business would be negatively affected.

Production Hazards—Our facilities are subject to operating hazards, which may disrupt our business.

We are dependent upon the continued safe operation of our production facilities. Our production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products and ammunition, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unexpected utility disruptions or outages, unscheduled downtime, transportation interruptions, transportation accidents involving our chemical products, chemical spills and other discharges or releases of toxic or hazardous substances or gases and environmental hazards. From time to time in the past, we have had incidents that have temporarily shut down or otherwise disrupted our manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. Some of our products involve the manufacture and/or handling of a variety of explosive and flammable materials. Use of these products by our customers could also result in liability if an explosion, fire, spill or other accident were to occur. We cannot assure you that we will not experience these types of incidents in the future or that these incidents will not result in production delays or otherwise have a material adverse effect on our business, results of operations or financial condition. In the past, major hurricanes have caused significant disruption in the DCP Business’s operations on the U.S. Gulf Coast, logistics across the region and the supply of certain raw materials, which had an adverse impact on volume and cost for some of the DCP Business’s products. Due to the substantial presence we have on the U.S. Gulf Coast, similar severe weather conditions or other natural phenomena in the future could negatively affect our results of operations.

Third-Party Transportation—We rely heavily on third-party transportation, which subjects us to risks and costs that we cannot control, and which risks and costs may have a material adverse effect on our financial position or results of operations.

We rely heavily on railroad, truck, marine vessel, barge and other shipping companies to transport finished products to customers and to transport raw materials to the manufacturing facilities used by each of our businesses. These transport operations are subject to various hazards and risks, including extreme weather conditions, work stoppages and operating hazards, as well as interstate transportation regulations. In addition, the methods of transportation we utilize, including shipping chlorine and other chemicals by railroad and by barge, may be subject to additional, more stringent and more costly regulations in the future. If we are delayed or unable to ship finished products or unable to obtain raw materials as a result of any such new regulations or public policy changes related to transportation safety, or these transportation companies’ failure to operate properly, or if there were significant changes in the cost of these services due to new additional regulations, or otherwise, we may not be able to arrange efficient alternatives and timely means to obtain raw materials or ship goods, which could result in a material adverse effect on our business, financial position or results of operations. If any third-party railroad which we utilize to transport chlorine and other chemicals ceases to transport toxic-by-inhalation hazardous (“TIH”) materials, or if there are significant changes in the cost of shipping TIH materials by rail or otherwise, we may not be able to arrange efficient alternatives and timely means to deliver our products or at all, which could result in a material adverse effect on our business, financial position or results of operations.

Security and Chemicals Transportation—New regulations on the transportation of hazardous chemicals and/or the security of chemical manufacturing facilities and public policy changes related to transportation safety could result in significantly higher operating costs.

The transportation of our products and feedstocks, including transportation by pipeline, and the security of our chemical manufacturing facilities are subject to extensive regulation. Government authorities at the local, state and federal levels could implement new or stricter regulations that would impact the security of chemical plant locations and the transportation of hazardous chemicals. Our Chlor Alkali Products and Vinyls segment could be adversely impacted by the cost of complying with any new regulations. Our business also could be adversely affected if an incident were to occur at one of our facilities or while transporting products. The extent of the impact would depend on the requirements of future regulations and the nature of an incident, which are unknown at this time.

Effects of Regulation—Changes in or failure to comply with legislation or government regulations or policies could have a material adverse effect on our financial position or results of operations.

Legislation that may be passed by Congress or other legislative bodies or new regulations that may be issued by federal and other administrative agencies, including import and export duties and quotas, anti-dumping regulations and related tariffs, could significantly affect the sales, costs and profitability of our business. The chemical and ammunition industries are subject to legislative and regulatory actions, which could have a material adverse effect on our business, financial position or results of operations. Existing and future government regulations and laws may reduce the demand for our products, including certain chlorinated organic products, such as dry cleaning solvents. Any decrease in the demand for chlorinated organic products could result in lower unit sales and lower selling prices for such chlorinated organic products, which would have a material adverse effect on our business, financial condition and results of operations. Our international sales and operations subject us to a wide variety of laws and regulations, including anti-corruption laws and regulations such as the U.S. Foreign Corrupt Practices Act. Failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

Imbalance in Demand for Our Chlor Alkali Products—A loss of a substantial customer for our chlorine or caustic soda could cause an imbalance in customer demand for these products, which could have an adverse effect on our results of operations.

Chlorine and caustic soda are produced simultaneously and in a fixed ratio of 1.0 ton of chlorine to 1.1 tons of caustic soda. The loss of a substantial chlorine or caustic soda customer could cause an imbalance in customer demand for our chlorine and caustic soda products. An imbalance in customer demand may require Olin to reduce production of both chlorine and caustic soda or take other steps to correct the imbalance. Since Olin cannot store large quantities of chlorine, we may not be able to respond to an imbalance in customer demand for these products as quickly or efficiently as some of our competitors. If a substantial imbalance occurred, we would need to reduce prices or take other actions that could have a material adverse impact on our business, results of operations and financial condition.

Integration of Information Technology Systems—Operation on multiple ERP information systems, and the conversion from multiple systems to a single system, may negatively impact our operations.

We are highly dependent on our information systems infrastructure in order to process orders, track inventory, ship products in a timely manner, prepare invoices to our customers, maintain regulatory compliance and otherwise carry on our business in the ordinary course. We currently operate on an ERP information system and the DCP Business operates on a separate ERP system. Since we are required to process and reconcile our information from multiple systems, the chance of errors has increased, and we may incur significant additional costs related thereto. Inconsistencies in the information from multiple ERP systems could adversely impact our ability to manage our business efficiently and may result in heightened risk to our ability to maintain our books and records and comply with regulatory requirements. We expect that we will transition all or a portion of the operations of the DCP Business from one ERP system to another. The transition to a different ERP system involves numerous risks, including:

•	diversion of management’s attention away from normal daily business operations;

•	loss of, or delays in accessing, data;

•	increased demand on our operations support personnel;

•	increased costs;

•	initial dependence on unfamiliar systems while training personnel to use new systems; and

•	increased operating expenses resulting from training, conversion and transition support activities.

Any of the foregoing could result in a material increase in information technology compliance or other related costs, and could materially and negatively impact our business, results of operations or financial condition.

Information Security—A failure of our information technology systems, or an interruption in their operation due to internal or external factors including cyber-attacks, could have a material adverse effect on our business, financial condition or results of operations.

Our operations are dependent on our ability to protect our information systems, computer equipment and information databases from systems failures. We rely on our information technology systems generally to manage the day-to-day operation of our business, operate elements of our manufacturing facilities, manage relationships with our customers, fulfill customer orders and maintain our financial and accounting records.

Failure of our information technology systems could be caused by internal or external events, such as incursions by intruders or hackers, computer viruses, cyber-attacks, failures in hardware or software, or power or telecommunication fluctuations or failures. The failure of our information technology systems to perform as anticipated for any reason or any significant breach of security could disrupt our business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations, increased costs or loss of important information, any of which could have a material adverse effect on our business, financial condition or results of operations. We have technology and information security processes and disaster recovery plans in place to mitigate our risk to these vulnerabilities. However, these measures may not be adequate to ensure that our operations will not be disrupted should such an event occur.

Litigation and Claims—We are subject to litigation and other claims, which could cause us to incur significant expenses.

We are a defendant in a number of pending legal proceedings relating to our present and former operations. These include product liability claims relating to ammunition and firearms and proceedings alleging injurious exposure of plaintiffs to various chemicals and other substances (including proceedings based on alleged exposures to asbestos). Frequently, the proceedings alleging injurious exposure involve claims made by numerous plaintiffs against many defendants. Because of the inherent uncertainties of litigation, we are unable to predict the outcome of these proceedings and therefore cannot determine whether the financial impact, if any, will be material to our financial position, cash flows or results of operations.

Environmental Costs—We have ongoing environmental costs, which could have a material adverse effect on our financial position or results of operations.

Our operations and assets are subject to extensive environmental, health and safety regulations, including laws and regulations related to air emissions, water discharges, waste disposal and remediation of contaminated sites. The nature of our operations and products, including the raw materials we handle, exposes us to the risk of liabilities, obligations or claims under these laws and regulations due to the production, storage, use, transportation and sale of materials that can cause contamination or personal injury, including, in the case of chemicals, potential releases into the environment. Environmental laws may have a significant effect on the costs of use, transportation and storage of raw materials and finished products, as well as the costs of the storage and disposal of wastes. In addition, we are party to various governmental and private environmental actions associated with past manufacturing facilities and former waste disposal sites. We have incurred, and expect to incur, significant costs and capital expenditures in complying with environmental laws and regulations.

The ultimate costs and timing of environmental liabilities are difficult to predict. Liabilities under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. One liable party could be held responsible for all costs at a site, regardless of fault, percentage of contribution to the site or the legality of the original disposal. We could incur significant costs, including clean-up costs, natural resource damages, civil or criminal fines and sanctions and third-party lawsuits claiming, for example, personal injury and/or property damage, as a result of past or future violations of, or liabilities under, environmental or other laws.

In addition, future events, such as changes to or more rigorous enforcement of environmental laws, could require us to make additional expenditures, modify or curtail our operations and/or install pollution control equipment. It is possible that regulatory agencies may enact new or more stringent clean-up standards for chemicals of concern, including chlorinated organic products that we manufacture. This could lead to expenditures for environmental remediation in the future that are additional to existing estimates.

Accordingly, it is possible that some of the matters in which we are involved or may become involved may be resolved unfavorably to us, which could materially and adversely affect our business, financial position, cash flows or results of operations. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, incorporated by reference herein.

Integration—Our integration of the DCP Business may not be successful in realizing the anticipated benefits from the acquisition of the DCP Business.

As a result of the addition of the DCP Business, we have significantly more sales, assets and employees than we did prior to the DCP Closing Date. The integration process will require us to expend capital and significantly expand the scope of our operations and financial systems.

It may not be possible to realize the benefits of the increased sales volume and other benefits, including the expected synergies that are expected to result from the addition of the DCP Business, or realize these benefits within the time frame that is expected. The costs to realize the anticipated synergies, including integration fees and capital spending, may be greater than anticipated. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the acquisition of the DCP Business may be offset by costs incurred or delays in integrating the companies. In addition, the quantification of synergies expected to result from the acquisition of the DCP Business is based on significant estimates and assumptions that are subjective in nature and inherently uncertain. The amount of synergies actually realized, if any, and the time periods in which any such synergies are realized, could differ materially from the expected synergies discussed in this document, regardless of whether we are able to combine the two business operations successfully.

If we are unable to successfully realize the anticipated synergies and other benefits of the acquisition of the DCP Business, there could be a material adverse effect on our business, financial condition and results of operations.

Pension Plans—The impact of declines in global equity and fixed income markets on asset values and any declines in interest rates and/or improvements in mortality assumptions used to value the liabilities in our pension plans may result in higher pension costs and the need to fund the pension plans in future years in material amounts.

Under Accounting Standards Codification (ASC) 715 “Compensation-Retirement Benefits” (ASC 715), we recorded an after-tax charge of $37.5 million ($61.0 million pretax) to shareholders’ equity as of December 31, 2016 for our pension and other postretirement plans. This charge primarily reflected a 30-basis point decrease in the domestic pension plans’ discount rate, partially offset by favorable performance on plan assets during 2016. In 2015, we recorded an after-tax charge of $78.8 million ($125.3 million pretax) to shareholders’ equity as of December 31, 2015 for our pension and other postretirement plans. This charge reflected unfavorable performance on plan assets during 2015, partially offset by a 50-basis point increase in the domestic pension plans’ discount rate. In 2014, we recorded an after-tax charge of $86.6 million ($142.0 million pretax) to shareholders’ equity as of December 31, 2014 for our pension and other postretirement plans. This charge reflected a 60-basis point decrease in the plans’ discount rate and the negative impact of updated mortality tables, partially offset by favorable performance on plan assets during 2014. These non-cash charges to shareholders’ equity do not affect our ability to borrow under our Senior Credit Facility (as defined below).

The determinations of pension expense and pension funding are based on a variety of rules and regulations. Changes in these rules and regulations could impact the calculation of pension plan liabilities and the valuation of pension plan assets. They may also result in higher pension costs, additional financial statement disclosure, and the need to fund the pension plan. Effective as of the DCP Closing Date, we changed the approach used to measure service and interest costs for our defined benefit pension plans and on December 31, 2015 changed this approach for our other postretirement benefits. Prior to the DCP Closing Date, we measured service and interest costs utilizing a single weighted-average discount rate derived from the yield curve used to measure the plan obligations. Subsequent to the DCP Closing Date for our defined benefit pension plans and beginning in 2016 for our other postretirement benefits, we elected to measure service and interest costs by applying the specific spot rates along the yield curve to the plans’ estimated cash flows. We believe the new approach provides a more precise measurement of service and interest costs by aligning the timing of the plans’ liability cash flows to the corresponding spot rates on the yield curve. This change does not affect the measurement of our plan obligations. We have accounted for this change as a change in accounting estimate and, accordingly, have accounted for it on a prospective basis.

During the fourth quarter of 2014, the Society of Actuaries issued the final report of its mortality tables and mortality improvement scales. The updated mortality data reflected increasing life expectancies in the U.S. During the third quarter of 2012, the “Moving Ahead for Progress in the 21st Century Act” (MAP-21) became law. The law changed the mechanism for determining interest rates to be used for calculating minimum defined benefit pension plan funding requirements. Interest rates are determined using an average of rates for a 25-year period, which can have the effect of increasing the annual discount rate, reducing the defined benefit pension plan obligation and potentially reducing or eliminating the minimum annual funding requirement. The law also increased premiums paid to the Pension Benefit Guaranty Corporation. During the third quarter of 2014, the “Highway and Transportation Funding Act” became law, which includes an extension of MAP-21’s defined benefit plan funding stabilization relief.

As of September 30, 2017, we had not made any discretionary cash contributions to our domestic qualified defined benefit pension plan in 2017 and based on our plan assumptions and estimates, we will not be required to make any cash contributions to the domestic qualified defined benefit pension plan at least through 2018.

We have several international qualified defined benefit pension plans to which we made cash contributions of $1.2 million during the nine months ended September 30, 2017, $1.3 million in 2016, $0.9 million in 2015 and $0.8 million in 2014, and we anticipate less than $5 million of cash contributions to international qualified defined benefit pension plans for the year ended December 31, 2017.

At December 31, 2016, the projected benefit obligation of $2,711.7 million exceeded the market value of assets in our qualified defined benefit pension plans by $633.2 million, as calculated under ASC 715.

In addition, the impact of declines in global equity and fixed income markets on asset values may result in higher pension costs and may increase and accelerate the need to fund the pension plans in future years. For example, holding all other assumptions constant, a 100-basis point decrease or increase in the assumed long-term rate of return on plan assets for our domestic qualified defined benefit pension plan would have decreased or increased, respectively, the 2016 defined benefit pension plan income by approximately $19.8 million.

Holding all other assumptions constant for our domestic qualified defined benefit pension plan, a 50-basis point decrease in the discount rate used to calculate pension income for 2016 and the projected benefit obligation as of December 31, 2016 would have decreased pension income by $0.7 million and increased the projected benefit obligation by $147.0 million. A 50-basis point increase in the discount rate used to calculate pension income for 2016 and the projected benefit obligation as of December 31, 2016 for our domestic qualified defined benefit pension plan would have increased pension income by $0.8 million and decreased the projected benefit obligation by $133.0 million.

Foreign Exchange Rates—Fluctuations in foreign currency exchange could affect our consolidated financial results.

We earn revenues, pay expenses, own assets and incur liabilities in countries using currencies other than the U.S. dollar (“USD”). Because our consolidated financial statements are presented in USD, we must translate revenues and expenses into USD at the average exchange rate during each reporting period, as well as assets and liabilities into USD at exchange rates in effect at the end of each reporting period. Therefore, increases or decreases in the value of the USD against other major currencies will affect our net revenues, operating income and the value of balance sheet items denominated in foreign currencies. Because of the geographic diversity of our operations, weaknesses in various currencies might occur in one or many of such currencies over time. From time to time, we may use derivative financial instruments to further reduce our net exposure to currency exchange rate fluctuations. However, we cannot assure you that fluctuations in foreign currency exchange rates, particularly the strengthening of the USD against major currencies, would not materially adversely affect our financial results.

Labor Matters—We cannot assure you that we can conclude future labor contracts or any other labor agreements without work stoppages.

Various labor unions represent a significant number of our hourly paid employees for collective bargaining purposes. The following labor contracts are scheduled to expire in early 2018:

Location	Number of Employees	Expiration Date
Lemont (Chlor Alkali Products and Vinyls)	20	March 2018
Becancour (Chlor Alkali Products and Vinyls)	97	April 2018

While we believe our relations with our employees and their various representatives are generally satisfactory, we cannot assure that we can conclude any labor agreements without work stoppages and cannot assure that any work stoppages will not have a material adverse effect on our business, financial condition or results of operations.

Ability to Attract and Retain Qualified Employees—We must attract, retain and motivate key employees, and the failure to do so may adversely affect our business, financial condition or results of operations.

We feel our success depends on hiring, retaining and motivating key employees, including executive officers. We may have difficulty locating and hiring qualified personnel. In addition, we may have difficulty retaining such personnel once hired, and key people may leave and compete against us. The loss of key personnel or our failure to attract and retain other qualified and experienced personnel could disrupt or materially adversely affect our business, financial condition or results of operations. In addition, our operating results could be adversely affected by increased costs due to increased competition for employees or higher employee turnover, which may result in the loss of significant customer business or increased costs.

If our goodwill, other intangible assets or property plant and equipment become impaired in the future, we may be required to record non-cash charges to earnings, which could be significant.

The process of impairment testing for our goodwill involves a number of judgments and estimates made by management including future cash flows, discount rates, profitability assumptions and terminal growth rates with regards to our reporting units. Our internally generated long-range plan includes cyclical assumptions regarding pricing and operating forecasts for the chlor alkali industry. If the judgments and estimates used in our analysis are not realized or are affected by external factors, then actual results may not be consistent with these judgments and estimates, and we may be required to record a goodwill impairment charge in the future, which could be significant and have an adverse effect on our financial position and results of operations.

We review long-lived assets, including property, plant and equipment and identifiable amortizing intangible assets, for impairment whenever changes in circumstances or events may indicate that the carrying amounts are not recoverable. If the fair value is less than the carrying amount of the asset, an impairment is recognized for the difference. Factors which may cause an impairment of long-lived assets include significant changes in the manner of use of these assets, negative industry or market trends, a significant underperformance relative to historical or projected future operating results, extended period of idleness or a likely sale or disposal of the asset before the end of its estimated useful life. If our property, plant and equipment and identifiable amortizing intangible assets are determined to be impaired in the future, we may be required to record non-cash charges to earnings during the period in which the impairment is determined, which could be significant and have an adverse effect on our financial position and results of operations.

The historical financial information of the DCP Business may not be representative of its results or financial condition if it had been operated independently of DowDuPont and, as a result, may not be a reliable indicator of its future results.

The financial information of the DCP Business prior to the DCP Closing Date, and included within the unaudited pro forma financial information presented in the notes to our financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and incorporated by reference herein, has been derived from the consolidated financial statements and accounting records of DowDuPont and reflects all direct costs as well as assumptions and allocations made by DowDuPont management. The financial position, results of operations and cash flows of the DCP Business presented therein may be different from those that would have resulted had the DCP Business been operated independently of DowDuPont during the applicable periods or at the applicable dates.

The unaudited pro forma financial information of Olin and the DCP Business is not intended to reflect what actual results of operations and financial condition would have been had Olin and the DCP Business been a combined company for the periods presented, and therefore these results may not be indicative of Olin’s future operating performance.

The unaudited pro forma financial information of Olin and the DCP Business, presented in the notes to our financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and incorporated by reference herein, is for illustrative purposes only and is not intended to, and does not purport to, represent what our actual results or financial condition would have been if our acquisition of the DCP Business had occurred on the relevant date. The unaudited pro forma financial information has been prepared using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill.

The unaudited pro forma financial information presented in the notes to our financial statements does not reflect the costs of any integration activities or transaction-related costs or incremental capital spending that Olin management believes are necessary to realize the anticipated synergies from the acquisition of the DCP Business. Accordingly, the unaudited pro forma financial information does not reflect what our results of operations or operating condition would have been had Olin and the DCP Business been a consolidated entity during all periods presented, or what our results of operations and financial condition will be in the future.

Risks Related To Our Indebtedness And The Notes

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of September 30, 2017, we had $3,745.2 million of indebtedness outstanding, after giving effect to deferred debt issuance costs, unamortized fair value premium and fair value adjustments related to interest rate swaps. Outstanding indebtedness does not include amounts that could be borrowed under our $600.0 million Revolving Credit Facility (as defined below), under which $461.4 million was available for borrowing as of September 30, 2017 (after taking into account $18.6 million of letters of credit and $120.0 million of revolving loans then outstanding thereunder). As of September 30, 2017, our indebtedness represented 62.0% of our total capitalization. At September 30, 2017, on an as adjusted basis (as described under “Capitalization”), $12.9 million of our indebtedness for borrowed money was due within one year. Despite our level of indebtedness, we expect to continue to have the ability to borrow additional debt.

Our indebtedness could have important consequences, including but not limited to:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to fund working capital, capital expenditures, and other general corporate purposes;

•	limiting our ability to accommodate growth by reducing funds otherwise available for other corporate purposes and to compete, which in turn could prevent us from fulfilling our obligations under our indebtedness;

•	limiting our operational flexibility due to the covenants contained in our debt agreements;

•	to the extent that our debt is subject to floating interest rates, increasing our vulnerability to fluctuations in market interest rates;

•	limiting our flexibility for, or reacting to, changes in our business or industry or economic conditions, thereby limiting our ability to compete with companies that are not as highly leveraged; and

•	increasing our vulnerability to economic downturns.

Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt will depend on a range of economic, competitive and business factors, many of which are outside our control. We cannot assure you that our business will generate sufficient cash flow from operations to make these payments, including with respect to the notes. If we are unable to meet our expenses and debt obligations, we may need to refinance all or a portion of our indebtedness before maturity, sell assets or issue additional equity. We may not be able to refinance any of our indebtedness, sell assets or issue additional equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our debt obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our debt obligations.

Restrictive covenants in the documents governing our indebtedness may limit our ability to undertake certain types of transactions.

The Senior Credit Facility and the indentures that govern our debt securities contain various restrictive covenants which may limit our financial flexibility in a number of ways. The Senior Credit Facility and the indentures that govern our debt securities, as applicable, contain covenants that, among other things, may restrict our ability, subject to specified exceptions, to incur additional debt, incur liens, sell or dispose of all or substantially all assets and merge with or consolidate into other companies. Additionally, if an event of default occurred under the Senior Credit Facility or under the indentures that govern our debt securities, the applicable lenders or holders of such debt securities, as the case may be, could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less than the full amount they would otherwise be entitled to receive on the notes.

Credit facilities—Weak industry conditions could affect our ability to comply with the financial maintenance covenants in our Senior Credit Facility and certain tax-exempt bonds.

The Senior Credit Facility and our Gulf Opportunity Zone Act of 2005 (“Go Zone”) and American Recovery and Reinvestment Act of 2009 (“Recovery Zone”) tax-exempt bonds include certain financial maintenance covenants requiring us to not exceed a maximum leverage ratio and to maintain a minimum coverage ratio.

Depending on the magnitude and duration of chlor alkali cyclical downturns, including deterioration in prices and volumes, we cannot assure you that we will continue to be in compliance with these ratios. If we fail to comply with either of these covenants in a future period and we are not able to obtain waivers from the lenders thereunder, we would need to refinance the Senior Credit Facility and the Go Zone and Recovery Zone bonds. However, we cannot assure you that such refinancing would be available to us on terms that would be acceptable to us or at all.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the Senior Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all loans are fully drawn, as of September 30, 2017, on an as adjusted basis (as described under “Capitalization”), each quarter point change in interest rates would result in a $2.3 million change in annual interest expense on our indebtedness under the Senior Credit Facility.

During the three months ended June 30, 2016, we entered into three tranches of forward starting interest rate swaps whereby we agreed to pay fixed rates to the counterparties who, in turn, pay us floating rates on $1,100.0 million, $900.0 million, and $400.0 million of our underlying floating-rate debt obligations. Each tranche’s term length is for twelve months beginning on December 31, 2016, December 31, 2017, and December 31, 2018, respectively. We do not maintain interest rate swaps with respect to all of our variable rate indebtedness, and the outstanding swaps do not fully mitigate our current or future interest rate risk. In the future, we may enter into interest rate swaps in order to further reduce our risks associated with interest rate volatility.

The notes are effectively subordinated to any debt of Olin Corporation that is secured.

The notes are our unsecured obligations, and will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets that secure that indebtedness. In addition, we may incur additional secured debt obligations in the future and the notes will be effectively subordinated to that debt to the extent of the value of the assets securing that debt. The effect of this subordination is that if Olin Corporation is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any secured debt of Olin Corporation, the assets that secure such debt will be available to pay obligations on the notes only after all such debt has been paid in full from the assets securing such debt. Holders of the notes will participate in any remaining assets ratably with all of the other unsecured and unsubordinated creditors of Olin Corporation. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. See “Description of Notes.”

The notes will not be guaranteed by any subsidiaries of Olin on the issue date and will be structurally subordinated to the indebtedness and other liabilities of Olin’s subsidiaries, including the Receivables Financing Facility, Blue Cube Notes, Blue Cube’s borrowings under the Revolving Credit Facility and the Term Loan Facility and Blue Cube’s senior unsecured guarantee of Olin’s borrowings under the Revolving Credit Facility.

Olin conducts a majority of its business through its subsidiaries, and not at Olin Corporation. The DCP Business is conducted through subsidiaries of Blue Cube, itself a subsidiary of Olin Corporation. Blue Cube is the issuer of $1,220.0 million aggregate principal amount of 9.75% Senior Notes due 2023 and 10.00% Senior Notes due 2025. Blue Cube is also the borrower under the Term Loan Facility and a borrower and guarantor under the Revolving Credit Facility. Olin Finance Company, LLC (“Olin Finance”), a special-purpose entity that is wholly owned by Olin Corporation, is the borrower under the Receivables Financing Facility. See “Description of Certain Other Indebtedness.” In addition, the Pioneer business, acquired in 2007, is operated through subsidiaries and the SunBelt business is also operated through subsidiaries. In 2011, Olin acquired the remaining 50% interest in the SunBelt joint venture, which is a chlor-alkali plant located within Olin’s McIntosh, Alabama facility. In 2007, Olin acquired Pioneer, a manufacturer of chlorine, caustic soda, bleach and hydrochloric acid. Pioneer consists of three chlor-alkali plants and two bleach manufacturing facility in North America.

Olin’s subsidiaries are separate legal entities that, as of the issue date, have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment. The indenture that will govern the notes will not restrict the ability of our subsidiaries to incur indebtedness or other liabilities. However, the indenture will require certain of Olin’s subsidiaries to guarantee the notes in the future if such subsidiaries incur or guarantee certain unsecured debt issued by Olin or certain of Olin’s subsidiaries. See “Description of Notes—Future Guarantees.” Any indebtedness and liabilities of our subsidiaries (other than those subsidiaries, if any, that may guarantee the notes in the future) will be structurally senior to the notes. As a consequence, Olin’s obligations under the notes are structurally subordinated to existing and future indebtedness and other liabilities of Olin’s subsidiaries (other than those subsidiaries, if any, that may guarantee the notes in the future). In addition, the right of Olin to participate in any distribution of assets of any of its subsidiaries upon their liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent Olin is recognized as a creditor of that subsidiary. All obligations of the subsidiaries of Olin will have to be satisfied before any of the assets of such subsidiaries would be available for distribution to Olin, upon a liquidation or otherwise.

Olin’s subsidiaries represented approximately 80% of our net sales for the nine months ended September 30, 2017. As of September 30, 2017, Olin’s subsidiaries represented approximately 69% of our total assets and had 75% of our total liabilities, including debt and trade payables but excluding intercompany liabilities.

Our debt instruments may impose operating and financial restrictions on us, which could limit our financial and operating flexibility.

Certain of our current indebtedness impose, and the terms of any future debt may impose, operating and other restrictions on us and many of our subsidiaries. See “Description of Certain Other Indebtedness” and “Description of Notes.” These restrictions will affect, and in many respects will limit or prohibit, our ability and our subsidiaries’ abilities to:

•	incur or guarantee additional indebtedness;

•	pay dividends, repurchase stock, prepay subordinated debt and make investments and other restricted payments;

•	create restrictions on the ability of our subsidiaries to pay dividends or make other payments;

•	engage in sale and leaseback transactions;

•	create liens;

•	enter into transactions with affiliates;

•	sell or merge with or into other companies; and

•	transfer or sell assets.

These restrictions could limit our ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict our activities or business plans. In addition, these restrictions could adversely affect our ability to finance ongoing operations, strategic acquisitions, investments or other capital needs or to engage in other business activities that would be in our interest.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of Notes”), the holders of the notes will have the right to require Olin to offer to purchase each holder’s notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase. The 5.125% Senior Notes due 2027 and the 5.50% Senior Notes due 2022, each issued by Olin Corporation, and the 9.75% Senior Notes due 2023 and 10.00% Senior Notes due 2025, each issued by Blue Cube (and guaranteed by Olin Corporation), also permit holders of such notes to require the applicable issuer to repurchase such notes upon a change of control (as defined in the respective indenture governing such notes). Additionally, under the Senior Credit Facility, a change of control (as defined therein) triggers a special prepayment right that permits the lenders to require a prepayment of borrowings under the credit agreement and to terminate the commitments to lend thereunder. The source of funds for any purchase of the notes and repayment of borrowings under the Senior Credit Facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. Olin may not be able to repurchase the notes upon a Change of Control Repurchase Event because Olin may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control Repurchase Event and repay our other indebtedness that will become due. If Olin fails to repurchase the notes in that circumstance, Olin will be in default under the indenture that will govern the notes. Olin may require additional financing from third parties to fund any such purchases, and Olin may be unable to obtain financing on satisfactory terms or at all. Further, Olin’s ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and special prepayment rights and potential breaches of the credit agreement governing the Senior Credit Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “Change of Control Repurchase Event” that would require Olin to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes—Change of Control.”

The exercise by the holders of notes of their right to require Olin to repurchase the notes pursuant to a Change of Control Repurchase Event could cause a default under the agreements governing our other indebtedness (including the indentures governing our existing notes), including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a Change of Control Repurchase Event is required to be made at a time when Olin is prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, Olin will remain prohibited from purchasing notes. In that case, Olin’s failure to purchase tendered notes would constitute an event of default under the indenture that will govern the notes which could, in turn, constitute a default under our other indebtedness. Finally, Olin’s ability to pay cash to the holders of notes upon a repurchase may be limited by its then-existing financial resources.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a Change of Control Repurchase Event may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require Olin to repurchase the notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes, and if that occurs, holders of the notes may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes could be voided as a fraudulent transfer or conveyance if Olin (a) issued the notes with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (b) only, one of the following is also true at the time thereof:

•	Olin was insolvent or rendered insolvent by reason of the issuance of the notes;

•	the issuance of the notes left Olin with an unreasonably small amount of capital or assets to carry on its business;

•	Olin intended to, or believed that it would, incur debts beyond its ability to pay as they mature; or

•	Olin was a defendant in an action for money damages, or had a judgment for money damages docketed against it, in either case, the judgment is unsatisfied after final judgment.

We cannot be certain as to the standards a court would use to determine whether or not Olin was insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes would be subordinated to Olin’s other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or could subordinate the notes to presently existing and future indebtedness of Olin. In the event of a finding that a fraudulent transfer or conveyance occurred, holders of the notes may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against Olin under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating assigned to the notes is lowered or withdrawn for any reason, holders of the notes may not be able to resell their notes without a substantial discount.

Credit and Capital Market Conditions—Adverse conditions in the credit and capital markets may limit or prevent our ability to borrow or raise capital.

While we believe we have facilities in place that should allow us to borrow funds as needed to meet our ordinary course business activities, adverse conditions in the credit and financial markets could prevent us from obtaining financing, if the need arises. Our ability to invest in our businesses and refinance or repay maturing debt obligations could require access to the credit and capital markets and sufficient bank credit lines to support cash requirements. If we are unable to access the credit and capital markets on commercially reasonable terms, we could experience a material adverse effect on our business, financial position or results of operations.

An active trading market may not develop for the notes and holders of the notes may be unable to sell the notes at a price they deem sufficient or at all.

The notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated interdealer quotation system. Accordingly, we cannot assure you that any trading market for the notes will develop upon completion of this offering or, if such a market does develop, that such market will be maintained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and the liquidity of the notes may be adversely affected. In addition, the liquidity of the trading market for the notes, if it develops, and the market price quoted for the notes, may be adversely affected by changes in prevailing interest rates and market conditions generally, as well as changes in our performance and negative changes in the ratings assigned to us or our debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016(2)	2016(2)	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	1.3	0.7	0.8	1.0	3.4	5.0	5.0

(1)	For purposes of calculating ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before taxes, plus fixed charges, as described below, and distributions received from affiliated companies, less amortization of capitalized interest and earnings of non-consolidated affiliates. “Fixed charges” consist of interest expensed and capitalized and those portions of rent expense that are considered reasonable approximations of interest costs.
(2)	For the nine months ended September 30, 2016 and the year ended December 31, 2016, income (loss) from continuing operations before taxes included $76.6 million of non-cash asset impairment restructuring charges associated with permanently closing the Henderson, NV chlor alkali plant and reconfiguring the facility to manufacture bleach and distribute caustic soda and hydrochloric acid. The ratio coverage during the nine months ended September 30, 2016 and the year ended December 31, 2016 was less than 1:1. We would have needed to generate additional earnings of $57.7 million to achieve a coverage of 1:1 during the nine months ended September 30, 2016. We would have needed to generate additional earnings of $34.1 million to achieve a coverage of 1:1 during the year ended December 31, 2016.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $541.1 million, after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds of this offering, together with approximately $8.9 million of cash on hand, to prepay $550 million aggregate principal amount of the term loans outstanding under the Term Loan Facility (as defined below).

Borrowings under the Term Loan Facility bear interest at a per annum rate equal to a “Eurodollar rate” plus an interest rate spread (ranging from 1.25% to 2.00%) determined by reference to a pricing grid based on Olin’s consolidated leverage ratio. The term loans under the Term Loan Facility are scheduled to mature on March 9, 2022.

Certain of the underwriters or their affiliates are agents and/or lenders under the Term Loan Facility and will receive a portion of the net proceeds from the sale of the notes through the repayment of the borrowings under the Term Loan Facility. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents, long-term debt and capitalization as of September 30, 2017:

•	on an actual basis and

•	on an as adjusted basis to give effect to this offering of the notes and the use of the estimated net proceeds of this offering, together with approximately $8.9 million of cash on hand, to prepay $550 million aggregate principal amount of loans outstanding under the Term Loan Facility.

The information set forth below should be read in conjunction with “Use of Proceeds” included elsewhere in this prospectus supplement and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	September 30, 2017
	Actual	As Adjusted
	(in millions)
Cash and Cash Equivalents	$255.9	$247.0

Revolving Credit Facility(1)	120.0	120.0
Term Loan Facility	1,340.6	790.6
Receivables Financing Facility	250.0	250.0
5.50% Senior Notes due 2022	200.0	200.0
9.75% Senior Notes due 2023	720.0	720.0
10.00% Senior Notes due 2025	500.0	500.0
5.125% Senior Notes due 2027	500.0	500.0
Variable-rate Recovery Zone bonds due 2024-2035	103.0	103.0
Variable-rate Go Zone bonds due 2024	50.0	50.0
Senior Notes due 2030 offered hereby	—	550.0
Other Debt(2)	19.0	19.0

Total Debt(3)	$3,802.6	$3,802.6

Shareholders’ Equity	2,298.5	2,298.5

Total Capitalization	$6,101.1	$6,101.1

(1)	The Revolving Credit Facility currently provides for borrowings and letters of credit in an aggregate amount of $600 million. As of September 30, 2017, we had revolving commitments available to be borrowed of $461.4 million (after taking into account $18.6 million of letters of credit and $120.0 million of revolving loans then outstanding).
(2)	Other Debt, at September 30, 2017, consists of (i) $12.2 million outstanding under our 7.23% SunBelt Notes due 2017, (ii) $2.9 million outstanding under our Industrial Development and Environmental Improvement Obligations due 2025 and (iii) $3.9 million of outstanding capital lease obligations.
(3)	Total Debt does not include deferred debt issuance costs, unamortized fair value premium or adjustments to the carry value of debt related to fair value hedge accounting. As of September 30, 2017, deferred debt issuance costs and unamortized fair value premium totaled $33.5 million and fair value adjustments related to interest rate swaps totaled $23.9 million. As of September 30, 2017, we had $3,745.2 million of indebtedness outstanding, after giving effect to deferred debt issuance costs, unamortized fair value premium and fair value adjustments related to interest rate swaps.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following summary of certain provisions of the instruments evidencing our material indebtedness does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the agreements summarized below. We have previously filed with the SEC copies of the agreements summarized below. See “Where You Can Find More Information.” You should refer to those documents for the complete terms evidencing our material indebtedness.

As of September 30, 2017 and December 31, 2016, 2015 and 2014, we were in compliance with all covenants and other restrictions under all of our outstanding credit agreements and no event of default has occurred that would permit the lenders under our outstanding credit agreements to accelerate the debt if not cured.

Senior Credit Facility

On March 9, 2017, we entered into an amendment and restatement of our existing senior credit facilities pursuant to which, among other things, the aggregate principal amount under the term loan facility was increased to $1,375.0 million (the “Term Loan Facility”) from $1,350.0 million, and the aggregate commitments under the senior revolving credit facility were increased to $600.0 million (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Credit Facility”), from $500.0 million. Olin, Blue Cube, Olin Canada ULC and certain other subsidiaries of Olin that may be determined by Olin are borrowers under the Revolving Credit Facility, and Blue Cube, Olin and any additional borrowers that are domestic subsidiaries of Olin are guarantors (with respect to the borrowings of such other parties) under the Revolving Credit Facility. Blue Cube is the borrower, and Olin and any additional borrowers under the Revolving Credit Facility that are domestic subsidiaries are guarantors, under the Term Loan Facility. The Senior Credit Facility will expire in 2022. The $600.0 million Revolving Credit Facility includes a $100.0 million letter of credit subfacility. The Term Loan Facility includes amortization payable in equal quarterly installments at a rate of 5.0% per annum for the first two years, increasing to 7.5% per annum for the following year and to 10.0% per annum for the last two years. Under the Senior Credit Facility, we may select various floating rate borrowing options. The actual interest rate paid on borrowings under the Senior Credit Facility is based on a pricing grid which is dependent upon our leverage ratio as calculated under the terms of the facility for the prior fiscal quarter. The Senior Credit Facility includes various customary restrictive covenants and requires us to comply with a maximum ratio of debt to earnings before interest expense, taxes, depreciation and amortization (leverage ratio) and a minimum ratio of earnings before interest expense, taxes, depreciation and amortization to interest expense (coverage ratio).

Receivables Financing Facility

On December 20, 2016, Olin Corporation and certain of its subsidiaries entered into a receivables financing agreement (the “Receivables Agreement”) with a group of lenders and banks, PNC Bank, National Association (“PNC Bank”), as administrative agent, and PNC Capital Markets LLC, as structuring agent, which provides for a $250.0 million receivables loan facility (“Receivables Financing Facility”). Pursuant to the terms of the Receivables Financing Facility, certain receivables are sold from certain of Olin Corporation’s subsidiaries to Olin Finance, a special-purpose entity that is wholly owned by Olin Corporation and that is the borrower under the Receivables Financing Facility. Olin Corporation is the performance guarantor of such subsidiaries’ obligations with respect to those certain receivables that are sold to Olin Finance. Olin Finance in turn grants security interests in the receivables to, in exchange for borrowings from, such group of third-party lenders and banks of up to an aggregate amount of $250.0 million outstanding from time to time, depending on the availability of eligible receivables and other factors. In addition, the Receivables Financing Facility incorporates the leverage and coverage covenants that are contained in the Revolving Credit Facility. As of September 30, 2017, $363.0 million of our trade receivables were pledged as collateral and we had $250.0 million drawn under the Receivables Financing Facility. Unless earlier terminated or subsequently extended pursuant to its terms, the Receivables Financing Facility will terminate on December 20, 2019, and all outstanding borrowings thereunder will become due and payable within 30 days thereafter.

5.125% Senior Notes due 2027

On March 9, 2017, Olin Corporation issued approximately $500 million aggregate principal amount of 5.125% Senior Notes due 2027 in a public offering (the “2027 Notes”). The proceeds of the 2027 Notes were used to redeem the then-remaining balance of the loans under that certain Credit Agreement, dated as of August 25, 2015, among Olin, the subsidiaries of Olin party thereto, the lenders thereunder and Sumitomo Mitsui Banking Corporation, as administrative agent. The 2027 Notes bear interest at a rate of 5.125% per year, payable semi-annually on March 15 and September 15 of each year, and will mature on September 15, 2027. The 2027 Notes are unsecured obligations of Olin Corporation and rank equally with its other senior indebtedness.

We may redeem some or all of the 2027 Notes at any time prior to March 15, 2022, at a price equal to 100% of the aggregate principal amount of the 2027 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium. We may also redeem some or all of the 2027 Notes at any time on or after March 15, 2022, at the redemption prices (expressed as a percentage of principal amount of the 2027 Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Redemption Price
2022	102.563%
2023	101.708%
2024	100.854%
2025 and thereafter	100.000%

In addition, we may redeem up to 35.0% of the aggregate principal amount of the 2027 Notes at any time prior to March 15, 2020 with the net cash proceeds from certain equity offerings at a redemption price equal to 105.125% of the aggregate principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If we undergo a Change of Control Repurchase Event (as defined in the indenture governing the 2027 Notes), we will be required to offer to purchase all of the outstanding 2027 Notes from the holders thereof.

5.50% Senior Notes due 2022

On August 22, 2012, Olin Corporation issued approximately $200 million aggregate principal amount of 5.50% Senior Notes due 2022 in a public offering (the “2022 Notes”). The proceeds of the 2022 Notes were used to fund our acquisition of K.A. Steel Chemicals Inc. The 2022 Notes bear interest at a rate of 5.50% per year, payable semi-annually on February 15 and August 15 of each year, and will mature on August 15, 2022. The 2022 Notes are unsecured obligations of Olin Corporation and rank equally with its other senior indebtedness.

We may, at any time and from time to time, redeem the 2022 Notes at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the present value of the Remaining Scheduled Payments (as defined in the indenture governing the 2022 Notes) being redeemed on the applicable redemption date, discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of 12 30-day months) at the Treasury Rate (as defined in the indenture governing the 2022 Notes) plus 50 basis points, plus, in each case, accrued and unpaid interest to the applicable redemption date. If we undergo a Change in Control Repurchase Event (as defined in the indenture governing the 2022 Notes), we will be required to offer to purchase all of the outstanding 2022 Notes from the holders thereof.

9.75% Senior Notes due 2023 and 10.00% Senior Notes due 2025

On October 5, 2015, Blue Cube issued $720.0 million aggregate principal amount of 9.75% Senior Notes due 2023 (the “2023 Blue Cube Notes”) and $500.0 million aggregate principal amount of 10.00% Senior Notes due 2025 (the “2025 Blue Cube Notes”). The Blue Cube Notes were originally issued in a private debt offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were subsequently registered under the Securities Act. Neither Olin nor Blue Cube received any proceeds from the sale of the Blue Cube Notes. Upon the consummation of our acquisition of the DCP Business, Olin Corporation guaranteed the Blue Cube Notes. The 2023 Blue Cube Notes will mature on October 15, 2023 and the 2025 Blue Cube Notes will mature on October 15, 2025.

Interest on the Blue Cube Notes began accruing from October 1, 2015, and is paid semi-annually on April 15 and October 15 of each year, beginning on April 15, 2016. The Blue Cube Notes are not redeemable at any time prior to October 15, 2020.

On and after October 15, 2020, Blue Cube may, on any one or more occasions, redeem the Blue Cube Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice mailed or otherwise delivered to each holder of the Blue Cube Notes, at the redemption prices (expressed as a percentage of principal amount of the Blue Cube Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Blue Cube Notes, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on October 15 of each of the years indicated below:

2023 Blue Cube Notes:

Year	Percentage
2020	102.438%
2021	102.438%
2022 and thereafter	100.000%

2025 Blue Cube Notes:

Year	Percentage
2020	105.000%
2021	103.333%
2022	101.667%
2023 and thereafter	100.000%

If we undergo a change of control (as defined in the indentures governing the Blue Cube Notes), Blue Cube will be required to offer to purchase all of the outstanding Blue Cube Notes from the holders thereof.

Variable-rate Go-zone Bonds and Recovery Zone Bonds due 2024

On October 14, 2010, Olin Corporation completed a financing of tax-exempt bonds due 2024 (the “Variable-rate 2024 Bonds”) in an aggregate principal amount of $70 million. The Variable-rate 2024 Bonds include $50 million issued pursuant to the Gulf Opportunity Zone Act of 2005 and $20 million issued pursuant to the American Recovery and Reinvestment Act of 2009. The Variable-rate 2024 Bonds were issued by the Industrial Development Authority of Washington County, AL (“AL Authority”) pursuant to a trust indenture between the AL Authority and U.S. Bank National Association, as trustee. The Variable-rate 2024 Bonds were sold to PNC Bank as administrative agent for itself and a syndicate of participating banks, in a private placement under a Credit and Funding Agreement dated October 14, 2010, between Olin and PNC Bank. Proceeds of the bonds were loaned by the AL Authority to Olin Corporation under a loan agreement, whereby Olin Corporation is obligated to make loan payments to the AL Authority sufficient to pay all debt service and expenses related to the bonds. Olin Corporation’s obligations under the loan agreement and related note bear interest at a fluctuating rate based on LIBOR. The financial covenants in the credit agreement are substantially similar to those in Olin’s existing credit facilities. The bonds may be tendered to Olin (without premium) periodically beginning November 1, 2015. The proceeds from the bonds are required to be used to fund capital project spending at our McIntosh, AL facility, and were fully utilized as of September 30, 2017.

Variable-rate Recovery Zone Bonds due 2033

On December 9, 2010, Olin Corporation completed a financing of American Recovery and Reinvestment Act of 2009 (“Recovery Zone”) tax-exempt bonds totaling $42.0 million due 2033. The bonds were issued by the Mississippi Business Finance Corporation (“MS Finance”) pursuant to a trust indenture between MS Finance and U.S. Bank National Association, as trustee. The bonds were sold to PNC Bank as administrative agent for itself and a syndicate of participating banks, in a private placement under a Credit and Funding Agreement dated December 1, 2010, between Olin and PNC Bank. Proceeds of the bonds were loaned by MS Finance to Olin Corporation under a loan agreement, whereby Olin Corporation is obligated to make loan payments to MS Finance sufficient to pay all debt service and expenses related to the bonds. Olin Corporation’s obligations under the loan agreement and related note bear interest at a fluctuating rate based on LIBOR and are subject to financial covenants in the credit agreement. The bonds may be tendered to Olin (without premium) periodically beginning November 1, 2015. The proceeds from the bonds are required to be used to fund capital project spending for Olin’s ongoing relocation of the Winchester centerfire ammunition manufacturing operations from East Alton, IL to Oxford, MS, and were fully utilized as of September 30, 2017.

Variable-rate Recovery Zone Bonds due 2035

On December 27, 2010, Olin Corporation completed a financing of Recovery Zone tax-exempt bonds totaling $41.0 million due 2035. The bonds were issued by the Industrial Development Board of the County of Bradley and the City of Cleveland, TN (“TN Authority”) pursuant to a trust indenture between the TN Authority and U.S. Bank National Association, as trustee. The bonds were sold to PNC Bank, as administrative agent for itself and a syndicate of participating banks, in a private placement under a Credit and Funding Agreement dated December 27, 2010, between Olin and PNC Bank. Proceeds of the bonds were loaned by the TN Authority to Olin Corporation under a loan agreement, whereby Olin Corporation is obligated to make loan payments to the TN Authority sufficient to pay all debt service and expenses related to the bonds. Olin Corporation’s obligations under the loan agreement and related note bear interest at a fluctuating rate based on LIBOR and are subject to financial covenants in the credit agreement. The bonds may be tendered to Olin (without premium) periodically beginning November 1, 2015. The proceeds from the bonds are required to be used to fund capital project spending for Olin’s Charleston, TN facility mercury cell conversion, and were fully utilized as of September 30, 2017.

DESCRIPTION OF NOTES

Olin Corporation (the “Company”) will issue 5.000% senior notes due 2030 (the “Notes”) under an indenture dated August 19, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture”), as supplemented by a fifth supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between itself and U.S. Bank National Association, as trustee of the Notes (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This description of Notes is intended to be an overview of the material provisions of the Notes and the Indenture. Since this description of Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. A copy of the Indenture is available upon request from the Company.

The definitions of certain capitalized terms used in the following summary are set forth below under “Certain Definitions.” When used in this section, the terms “Olin,” “the Company,” “we,” “our” and “us” refer solely to Olin Corporation and not to its Subsidiaries.

General

The initial offering of the Notes will be for $550,000,000 in aggregate principal amount. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes, other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue (the “Additional Notes”). Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the Holders of the Notes. The Notes (and any Additional Notes) will constitute a series of debt securities under the Base Indenture. We may issue other series of debt securities under the Base Indenture.

Principal, Maturity and Interest

The Notes will mature on February 1, 2030. Interest on the Notes will be payable at 5.000% per annum. Interest on the Notes will be payable semiannually in cash in arrears on February 1 and August 1, commencing on August 1, 2018. The Company will make each interest payment to the Holders of record of the Notes as of the close of business on the immediately preceding January 15 and July 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee located at 60 Livingston Avenue, 1st Fl., St. Paul, Minnesota 55107, Attention Corporate Trust Services; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Ranking

Ranking of the Notes

The Notes will be general unsecured obligations of the Company. As a result, the Notes will rank:

•	equally in right of payment with all existing and future senior indebtedness of the Company;

•	senior in right of payment to any future indebtedness of the Company that is by its terms expressly subordinated to the Notes;

•	effectively subordinated to any secured indebtedness of the Company to the extent of the assets securing such indebtedness; and

•	structurally junior to any indebtedness or obligations of our Subsidiaries.

As of September 30, 2017, after giving effect to this offering, the Company and its Subsidiaries would have had total debt of approximately $3,745.2 million, after giving effect to deferred debt issuance costs, unamortized fair value premium and fair value adjustments related to interest rate swaps. In addition, as of September 30, 2017, the Company and its Subsidiaries would have had approximately $461.4 million of availability under the Revolving Credit Facility after taking into account $18.6 million of letters of credit and $120.0 million of revolving loans.

On the Issue Date, the Notes will not be guaranteed by any Subsidiary of the Company. The Notes will be structurally subordinated to all liabilities and obligations of our Subsidiaries. Claims of creditors of our Subsidiaries (other than any Guarantors), including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes. The Company conducts a majority of its business through its Subsidiaries, and not at Olin Corporation. The DCP Business is conducted through subsidiaries of Blue Cube, itself a Subsidiary of the Company. Blue Cube is the issuer of $1,220.0 million aggregate principal amount of the Blue Cube Notes. Blue Cube is also the borrower under the Term Loan Facility and a borrower and guarantor under the Revolving Credit Facility. Olin Finance, a special-purpose entity that is wholly owned by the Company, is the borrower under the Receivables Financing Facility. In addition, our Pioneer business and our SunBelt business are each operated through Subsidiaries.

The Company’s Subsidiaries represented approximately 80% of our net sales for the nine months ended September 30, 2017. As of September 30, 2017, the Company’s Subsidiaries represented approximately 69% of our total assets and had 75% of our total liabilities, including debt and trade payables but excluding intercompany liabilities.

Note Guarantees

The Notes will not be guaranteed by any of the Company’s Subsidiaries except to the extent the Company elects to cause any such Subsidiary to execute a Note Guarantee to guarantee the payment of the principal of, premium, if any, and interest on the Notes in order to comply with the covenant set forth under “—Certain Covenants—Future Guarantees”.

Any Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, upon:

(a) receipt by the Trustee of a notification from the Company that such Note Guarantee will be released; and

(b) (1) any sale, exchange, disposition or transfer (by merger, consolidation or otherwise) of (x) any equity interests of such Guarantor following which such Guarantor is no longer a Restricted Subsidiary of the Company or (y) all or substantially all the properties and assets of such Guarantor to a Person that is not a Restricted Subsidiary of the Company;

(2) the release, discharge or other termination of the Unsecured Debt (or the guarantee of Unsecured Debt issued by the Company or any Restricted Subsidiary by such Guarantor), including as a result of the repayment thereof, which resulted in the creation of such Note Guarantee (or would have resulted in the creation of a Note Guarantee had such Note Guarantee not already been in existence), so long as immediately after the release of such Note Guarantee (and after giving effect to all other substantially simultaneous releases of any other guarantees or indebtedness by such Guarantor), the Company would be in compliance with the covenant described under “— Certain Covenants—Future Guarantees;”

(3) the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its property and assets to either the Company or another Guarantor;

(4) the exercise by the Company of its legal defeasance or covenant defeasance options, or the discharge of the Company’s obligations under the Indenture and the Notes, as described under “—Satisfaction and Discharge of the Indenture; Defeasance”; or

(5) such Guarantor no longer being a Restricted Subsidiary.

Upon any such occurrence specified above, the Trustee shall execute any documents prepared by the Company and reasonably required to acknowledge such release, discharge and termination in respect of such Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge. The Indenture will provide that the obligations of a Guarantor under its Note Guarantees are limited to the maximum amount as will result in the obligations of such Guarantor under its Note Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under applicable law.

If a Note Guarantee is provided, it will be a general unsecured obligation of the applicable Guarantor. As a result, the Note Guarantee of a Guarantor will rank:

•	equally in right of payment with all existing and future senior indebtedness of such Guarantor;

•	senior in right of payment to any future indebtedness of such Guarantor that is by its terms expressly subordinated to such Note Guarantee; and

•	effectively subordinated to any secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

At any time prior to February 1, 2024, we may redeem the Notes at our option, in whole at any time or in part from time to time, upon notice as described under “—Selection and Notice of Redemption,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

The Notes will be redeemable at our option, in whole at any time or in part from time to time, on or after February 1, 2024 at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Redemption Price
2024	102.500%
2025	101.250%
2026	100.625%
2027 and thereafter	100.000%

In addition, until February 1, 2021 we may, at any time and from time to time, upon notice as described under “—Selection and Notice of Redemption,” redeem up to 35.0% of the aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding at a redemption price equal to 105.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds received by the Company from one or more Equity Offerings; provided that (1) at least 65.0% of the aggregate principal amount of the Notes (including Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption and (2) each such redemption occurs within 90 days of the closing of the applicable Equity Offering.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Selection and Notice of Redemption

If we are redeeming less than all of the Notes at any time, the Trustee will select Notes on a pro rata basis to the extent practicable or in such manner as it shall deem fair and appropriate, subject to applicable exchange or depositary requirements.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be delivered at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address (or sent electronically in accordance with the applicable procedures of the depositary in the case of global Notes), except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes held in certificated form must be surrendered to the paying agent in order to collect the redemption price. Unless the Company defaults in the payment of the redemption price (and subject to the prior satisfaction (or waiver by the Company) of any conditions precedent to the redemption), on and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In the event that any of the relevant conditions precedent are not satisfied (or waived by the Company) as of the date specified for redemption in any such notice (or amendment thereto), the Company may, in its discretion, rescind such notice or amend it on one or more occasions to specify another redemption date until the satisfaction (or waiver by the Company) of any such conditions precedent, unless such notice is earlier rescinded by the Company as described above. Subject to the foregoing, Notes called for redemption become due on the date fixed for redemption.

Change of Control

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes as described above, we will make an offer to each Holder of Notes to repurchase all or any part (in multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after a definitive agreement is in place for a Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require us to repurchase Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another person or group may be uncertain.

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control Repurchase Event may be limited by the Company’s then-existing financial resources. Further, future agreements of the Company may contain prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control Repurchase Event occurred at the same time as a change of control event under one or more of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Company’s then-existing financial resources. See “Risk Factors—We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”

Even if sufficient funds were otherwise available, the terms of the Senior Credit Facility may prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Senior Credit Facility or other indebtedness containing such restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations, resulting in a default under the Indenture.

Holders may not be entitled to require the Company to purchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Company.

The provisions of the Indenture will not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

In addition, an offer to repurchase may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for a Change of Control at the time of launching the offer to repurchase.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. These covenants, and not the covenants described in the accompanying base prospectus, will be applicable to the Notes.

Limitations on Liens

(a) Neither we nor any Restricted Subsidiary will issue, assume or guarantee any Debt secured by a Mortgage upon any Principal Property or upon any shares of stock of any Restricted Subsidiary without effectively providing that the Notes, together with, if we so determine, any other indebtedness or obligation then existing or thereafter created, ranking equally with or prior to the Notes, shall be secured equally and ratably with, or, at our option, prior to, such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

(1) Mortgages existing on the date of the Supplemental Indenture;

(2) Mortgages affecting property of a corporation existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with us or a Restricted Subsidiary;

(3) Mortgages:

•	on property existing at the time of acquisition thereof,

•	to secure payment of all or part of the purchase price thereof,

•	to secure Debt incurred prior to, at the time of or within 24 months after such acquisition for the purpose of financing all or part of the purchase price thereof, or

•	assumed or incurred in connection with the acquisition of property;

(4) Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;

(5) Mortgages in connection with non-recourse Debt;

(6) Mortgages on current assets or other personal property, other than shares of stock or indebtedness of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(7) Mortgages which secure indebtedness owing by a Restricted Subsidiary to us or another Subsidiary;

(8) Mortgages on property of any Restricted Subsidiary principally engaged in a financing or leasing business;

(9) Mortgages which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business; and

(10) any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Mortgage referred to in the foregoing or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not, with respect to Mortgages referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of substantially the same property which secured the Mortgage extended, renewed or replaced, plus improvements on such property.

(b) Notwithstanding the above provisions, we and any one or more Restricted Subsidiaries may, without securing the Notes, issue, assume or guarantee Debt secured by Mortgages which would not be permitted by the immediately preceding paragraph in an aggregate amount which, together with:

(1) the aggregate principal amount of all of our other Debt and the Debt of our Restricted Subsidiaries that would not be permitted under the immediately preceding paragraph; and

(2) the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under the immediately preceding paragraph or the proceeds of which have been applied in accordance with clause (a)(2) of the covenant described below under “—Limitation on Sale and Lease-Back Transactions” to the retirement of long-term indebtedness);

does not at the time exceed 15% of Consolidated Net Tangible Assets.

(c) For purposes of this covenant and the covenant described below under “—Limitation on Sale and Lease-Back Transactions”, the following are not considered Debt secured by a Mortgage:

(1) the sale or other transfer of any interest in property of the character commonly referred to as a “production payment”; and

(2) Mortgages in favor of United States governmental bodies to secure advance, progress or other payments pursuant to any contract or statute or indebtedness incurred for the purpose of financing the purchase price or cost of constructing or improving the property subject thereto to such Mortgage.

Future Guarantees

If, after the Issue Date, any wholly owned Restricted Subsidiary creates, assumes or incurs any Unsecured Debt or guarantees any Unsecured Debt, in each case issued by the Company or any wholly owned Restricted Subsidiary after the Issue Date, then the Company shall cause such wholly owned Restricted Subsidiary, within

45 days from such creation, assumption, incurrence or guarantee of such Unsecured Debt, to guarantee the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis, except that no such guarantee of the Notes shall be required (a) as a result of any indebtedness (including any guarantees) by a Person (x) existing at the time such Person is merged into, or consolidated with, any Restricted Subsidiary, (y) existing at the time such Person becomes a Restricted Subsidiary or (z) being assumed by a Restricted Subsidiary in connection with a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Restricted Subsidiary; provided that in each case any such indebtedness or guarantee was not incurred in contemplation thereof, (b) by any Restricted Subsidiary that is prohibited by any applicable law, rule, regulation or contractual obligation (other than any contractual obligation created in contemplation of such incurrence or guarantee) from guaranteeing the Notes or (c) by any Restricted Subsidiary that would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee of the Notes (unless such consent, approval, license or authorization has been received).

Limitation on Sale and Lease-Back Transactions

(a) We will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, except for temporary leases for terms of not more than three years or between us or a Subsidiary and a Restricted Subsidiary, title to which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by our Board of Directors, of such property and either:

(1) we or such Restricted Subsidiary would be entitled to incur, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the Notes; or

(2) we apply an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of our long-term indebtedness which ranks prior to or on par with the Notes.

Sale and Lease-Back Transactions do not include arrangements with United States governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

(b) Notwithstanding the provisions of the preceding paragraph (a), we or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction which would not be permitted under the immediately preceding paragraph (a) if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:

(1) the aggregate principal amount of all of our Debt and the Debt of our Restricted Subsidiaries secured by a Mortgage on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under paragraph (a) of the covenant described under “—Limitations on Liens”; and

(2) all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because we would be entitled to incur, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the Notes and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (2) of the immediately preceding paragraph (a));

does not at the time exceed 15% of Consolidated Net Tangible Assets.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic

Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors.

Consolidation, Merger, Conveyance, Transfer or Lease

The Indenture provides that we may not merge or consolidate with any other Person or sell or convey all or substantially all of our assets to any Person, as defined in the Indenture, unless:

(1) the successor Person (if other than the Company) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person;

(2) the successor Person shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

(3) the successor Person shall have provided the Trustee with an opinion of counsel and Officers’ Certificate confirming compliance with the Indenture.

Events of Default

Each of the following is an “Event of Default”:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary in the Indenture (other than a covenant or agreement a default in the performance of which or the breach of which is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes (provided that, and without limiting the foregoing in this clause (3), in the case of a default or breach of any covenant or agreement described under “—Certain Covenants—Provision of Financial Information,” no Event of Default shall occur (and any such default or breach shall be deemed to not have occurred for all purposes under the Indenture) with respect to any failure to furnish or file any information or report required thereunder if the Company files or furnishes such information or report within 120 days after the Company was required (or would have been required) to file the same pursuant to the Commission’s rules and regulations); and

(4) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary.

If an Event of Default (other than an Event of Default specified in clause (4) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

If an Event of Default specified in clause (4) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding such notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Company or to a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor, as the case may be, in the Indenture and the Notes or the Note Guarantee, as applicable;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of additional debt securities in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company;

(10) to conform the text of the Supplemental Indenture or the Notes to any provision of this “Description of Notes” to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in this “Description of Notes”; or

(11) to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes or the Note Guarantees or of the Notes or any Note Guarantee or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(3) modify the obligations of the Company to make offers to purchase upon a Change of Control Repurchase Event if such modification was done after the occurrence of the related Change of Control;

(4) modify or change any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; or

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Repurchase Event which has been made by the Company); or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company may terminate its obligations and the obligations of each Guarantor, if any, under the Indenture with respect to the Notes and Note Guarantees when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date fixed for redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company with respect to the Notes;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations and the obligations of each Guarantor, if any, discharged with respect to the outstanding Notes and Note Guarantees (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee;

(4) the Company’s right of optional redemption; and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, their obligation to make offers to purchase in connection with any Change of Control Repurchase Event, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events with respect to the Company) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of, such Notes: (A) money in an amount or (B) U.S.

government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Supplemental Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Mortgage to secure such borrowing);

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) or (3) above with respect to a defeasance or a covenant defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or called for redemption under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

U.S. Bank National Association, the Trustee of the Notes under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee or its affiliates from time to time may extend credit to and transact other business with the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee with respect to the Notes, subject to certain exceptions. The Indenture provides that in the event that an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture with respect to the Notes at the request or direction of any of the Holders of the Notes pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The trustee with respect to the Base Indenture and the related first supplemental indenture is The Bank of New York Mellon Trust Company, N.A. In connection with a prior offering, we entered into a second supplemental indenture to the Base Indenture that permits us to designate U.S. Bank National Association as trustee with respect to any additional series of notes that we may from time to time issue under the Base Indenture. U.S. Bank National Association will be the trustee of the Notes, and we will make the appropriate designation at or prior to the consummation of this offering. The second supplemental indenture provides that U.S. Bank National Association and The Bank of New York Mellon Trust Company, N.A., in their respective capacity as trustee of one or more series of notes issued under the Base Indenture, shall not constitute co-trustees of the same trust, and each of them shall be trustee of a trust or trusts under the Base Indenture and indentures supplemental thereto separate and apart from any trust or trusts administered thereunder by the other. In the event any matter under the Base Indenture or indentures supplemental thereto requires action of multiple trustees or necessarily pertains to multiple series of notes, the second supplemental indenture generally requires U.S. Bank National Association and The Bank of New York Mellon Trust Company, N.A. to cooperate in good faith, at our request, to further the intent and purpose of the Base Indenture (as supplemented). There can be no assurance, however, that each of them will so cooperate, and any failure to do so could adversely affect Holders of Notes.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company under the Indenture or any related documents or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity or (iii) any holder of equity in the Trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Applicable Premium” means, with respect to any Note on any Redemption Date, as calculated by the Company, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) (i) the sum of the present value at such Redemption Date of (A) the redemption price of such Note at February 1, 2024 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (B) all required interest payments due on such Note through February 1, 2024, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points minus (ii) accrued and unpaid interest on such Note to, but excluding, the Redemption Date; over (b) the then-outstanding principal amount of such Note.

“Attributable Debt” means, as of any particular time, the present value, discounted at a rate per year equal to the weighted average of the interest rate of the Notes, compounded semi-annually, of the obligation of a lessee for rental payments, not including amounts payable by the lessee for maintenance, property taxes and insurance, due during the remaining term of any lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly owned Subsidiaries;

(ii) the adoption of a plan relating to our liquidation or dissolution; or

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a Change of Control if (a) pursuant to such transaction we become a wholly owned Subsidiary of such holding company and (b) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of our Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the Securities and Exchange Commission.

“Company” means Olin Corporation and any successor thereto.

“Consolidated Net Tangible Assets” means the total amount of our consolidated assets after deducting therefrom (i) all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on our latest audited consolidated financial statements at the time of the determination.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 5, 2015 (as further amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, including by the Second Amendment Agreement dated as of March 9, 2017), among the Company, Blue Cube Spinco LLC, Olin Canada ULC, the lenders thereunder and Wells Fargo Bank, National Association, as administrative agent, including any related notes, guarantees, instruments and agreements executed in connection therewith (in each case as further amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time).

“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by us.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Equity Offering” means any public or private sale of common stock of the Company, other than (1) public offerings of common stock of the Company registered on Form S-8 (or any successor form) and (2) issuances of any such stock to a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guarantor” means any Subsidiary of the Company that executes a Note Guarantee in respect of the Notes in accordance with the provisions of the Indenture.

“Holder” means a Person in whose name a Note is registered in the security register.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Issue Date” means January 19, 2018.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required by law, regulation or executive order to be open in the State of New York.

“Moody’s” means Moody’s Investors Services, Inc. and any successor to its rating agency business.

“Mortgage” means any mortgage, lien, pledge or other encumbrance issued, assumed or guaranteed by us.

“Note Guarantee” means any guarantee in respect of the Notes that may from time to time be entered into by a Subsidiary of the Company after the Issue Date in accordance with the provisions of the Indenture.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any of our properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which our Board of Directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entity.

“Rating Agency” means (i) each of Moody’s and S&P and (ii) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Restricted Subsidiary” means (i) any Subsidiary which owns or leases, directly or indirectly, a Principal Property and (ii) any Subsidiary which owns, directly or indirectly, any stock or indebtedness of a Restricted Subsidiary, except that a Restricted Subsidiary shall not include (a) any Subsidiary engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company (including any special purpose “escrow” Subsidiary) or (b) any Subsidiary (x) which conducts substantially all of its business outside the United States and its territories and possessions, (y) that is organized or existing under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia or (z) the principal assets of which are stock or indebtedness of Subsidiaries described in clause (x) or (y) above.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other indebtedness or any installment of interest thereon, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest is due and payable.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Redemption Date (or in connection with a Discharge, two Business Days prior to the date of deposit with the Trustee)) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to February 1, 2024; provided, however, that if the period from the Redemption Date to February 1, 2024 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for the two maturities most closely corresponding to the period from the Redemption Date to February 1, 2024 for which such yields are given, except that if the period from the Redemption Date to February 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Unsecured Debt” means any unsecured Debt (other than any Debt incurred from time to time in connection with the Credit Agreement or any intercompany Debt) in an aggregate principal amount outstanding in excess of $100.0 million (1) incurred pursuant to a credit facility providing for revolving credit loans and/or term loans, including any related notes, guarantees, instruments and agreements executed in connection therewith, or (2) that is issued in (A) a public offering registered under the Securities Act or (B) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of the Securities Act; provided that this clause (2) shall not include the Notes (or any Additional Notes), any Debt issued to institutional investors in a direct placement of such Debt that is not underwritten by an intermediary or any other type of Debt incurred in a manner not customarily viewed as a “securities offering”.

“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

BOOK-ENTRY, DELIVERY AND FORM

General

The notes initially will be issued in the form of one or more fully registered notes in global form (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee of the notes as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the “DTC participants”) and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the “Euroclear participants” and, collectively with the DTC participants, the “participants”). Each of DTC and Euroclear is referred to herein as a “Book Entry Facility.” Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants’ interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such Global Notes for all purposes under the Indenture and the notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any notes represented thereby for any purpose under the notes or the Indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Notes desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any payment of principal (premium, if any) or interest due on the notes on any interest payment date or at maturity will be made available by us to the Trustee of the notes by such date. As soon as possible thereafter, the Trustee of the notes will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such notes in accordance with existing arrangements between the Trustee of the notes and the depositary.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

None of us, the Trustee of the notes or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant

Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

As long as the notes are represented by a Global Note, DTC’s nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes.

Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the Global Note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment. Different firms have various cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the Trustee of the notes will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the Trustee of the notes may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

The Clearing System

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary only applies to investors that will hold their notes as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”), and purchase their notes for cash upon initial issuance at the “issue price” (the first price at which a substantial amount of notes is sold for money to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This summary is based upon current U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, expatriates, broker-dealers, traders in securities, tax-exempt entities, real estate investment trusts or regulated investment companies, persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, partnerships (including entities or arrangements treated as partnerships) or other pass-through entities for U.S. federal income tax purposes or investors therein, persons subject to alternative minimum tax, accrual method taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account for financial accounting purposes, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar or U.S. Holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries), all of whom may be subject to U.S. federal income tax rules that differ materially from those summarized below. In addition, this summary does not discuss any U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws or the Medicare tax on certain investment income) or any foreign, state or local tax considerations. We are not planning to seek a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes. Accordingly, we cannot assure you that the IRS will not successfully challenge one or more of the conclusions stated herein. Each prospective investor is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership or disposition of the notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust, if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of the Code control all substantial trust decisions or (b) the trust has made a valid election to be treated as a United States person. A beneficial owner of a note that is neither an entity treated as a partnership for U.S. federal income tax purposes nor a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes, and partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

U.S. Holders

Stated Interest. Stated interest on a note will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes. Upon a sale, exchange, retirement, redemption or other taxable disposition of notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in such notes. The amount realized will include the amount of any cash and the fair market value of any property received for the notes (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary income (as described above under “—Stated Interest”) to the extent not previously included in income). A U.S. Holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such U.S. Holder decreased by any payments previously received on the note other than stated interest. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the note is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

Interest. Subject to the discussion below concerning backup withholding and FATCA (as defined below under “—FATCA”), all payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax; provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, (iv) the beneficial owner of the notes certifies, under penalties of perjury, to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied and (v) such payments are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes. Subject to the discussion below concerning backup withholding and FATCA (as defined below under “—FATCA”) and except with respect to accrued but unpaid interest, which generally will be taxable as described above under “—Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed as described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such Non-U.S. Holder will be subject to a flat 30% (or, if applicable, a lower treaty rate) tax on the gain derived from such disposition, which may be offset by certain U.S. source capital losses.

Income Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder of notes is engaged in a trade or business in the United States, and if interest on the notes or gain recognized on the sale, exchange or other taxable disposition (including a retirement or redemption) of the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable tax treaty provides otherwise. In addition, if such a Non-U.S. Holder is a foreign corporation, the Non-U.S. Holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits, subject to certain adjustments. Payments of interest that are effectively connected with a U.S. trade or business generally will not be subject to withholding tax provided that the Non-U.S. Holder claims an applicable exemption from withholding (provided further that special rules may apply in the case of effectively connected income of a Non-U.S. Holder eligible for treaty benefits that is not attributable to a permanent establishment). To claim exemption from withholding, the Non-U.S. Holder must certify its qualification, which generally can be done by filing a properly executed IRS Form W-8ECI (or other applicable form).

Information Reporting and Backup Withholding

U.S. Holders. Payments of interest on, or the proceeds of the sale, exchange or other taxable disposition (including a retirement or redemption) of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding at a specified rate, currently 24%, if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Information reporting generally will apply to payments of interest (and any amounts withheld) and, depending on the circumstances, may apply to payments of the proceeds of a sale or other disposition (including a retirement or redemption) of a note. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding at a specified rate, currently 24%, with respect to our payment of interest on, or the proceeds of the sale, exchange or other disposition (including a retirement or redemption) of, a note.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA

Pursuant to Sections 1471 through 1474 of the Code (“FATCA”), withholding at the rate of 30% may be required on payments of interest to and, beginning on January 1, 2019, gross proceeds from the sale, exchange, retirement, redemption or other disposition of the notes received by, non-U.S. financial institutions and certain other non-U.S. entities (whether such institutions or other entities are the beneficial owner or an intermediary) unless they satisfy certain reporting and other requirements. Prospective holders of the notes are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc. is acting as the representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated January 16, 2018, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite such underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$137,500,000.00
J.P. Morgan Securities LLC	82,500,000.00
Wells Fargo Securities, LLC	71,500,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	71,500,000.00
PNC Capital Markets LLC	60,500,000.00
SMBC Nikko Securities America, Inc.	44,000,000.00
Scotia Capital (USA) Inc.	33,000,000.00
MUFG Securities Americas Inc.	16,500,000.00
Deutsche Bank Securities Inc.	16,500,000.00
TD Securities (USA) LLC	16,500,000.00

Total	$550,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated, severally and not jointly, to purchase all of the notes if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

The underwriters propose to offer some of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers. After the initial offering of the notes to the public, the representative may change the public offering prices and concessions.

We have agreed for a period of 30 days following the date of the closing of this offering not to sell or announce an intention to sell any debt securities similar to the notes without the consent of the representative.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange, and we do not intend to apply for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-

allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering (not including underwriting discounts) will be approximately $2.05 million and are payable by us.

The following table shows the amount of the underwriting discount provided to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

Per Note	Total
1.250%	$6,875,000

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging, brokerage and advisory services for us for which they have received, and will receive, customary fees and expenses. In particular, certain of the underwriters and/or their affiliates are agents and/or lenders under the Term Loan Facility and will receive 5% or more of the net proceeds from this offering, which would constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, this offering is being conducted in accordance with the applicable requirements of Rule 5121, which, among other things, requires that a “qualified independent underwriter” (“QIU”) participate in the preparation of this prospectus supplement and perform its usual standard of due diligence with respect thereto. Each of the underwriters from this offering other than Deutsche Bank Securities Inc. is deemed to have a “conflict of interest” under Rule 5121. As a result of these “conflicts of interest” and in accordance with Rule 5121, Deutsche Bank Securities Inc. is assuming the responsibilities of acting as the QIU in connection with this offering. We have agreed to indemnify Deutsche Bank Securities Inc. against certain liabilities incurred in connection with it acting as a QIU for this offering, including liabilities under the Securities Act. No underwriter having a conflict of interest under Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

It is expected that delivery of the notes will be made, against payment of the notes, on or about January 19, 2018, which will be the third business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 of the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within two business days (this settlement cycle being referred to as “T+2”), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement will be required, because the notes will settle within three business days (T+3) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement should consult their own legal advisors.

Notice to Prospective ERISA Investors

Each purchaser of the notes that is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account, by acceptance of a note, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase the notes and that such fiduciary:

(a)	is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner or a relative of an IRA owner if the purchaser is an IRA);

(b)	is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of Olin, each underwriter and their respective affiliates (the “Transaction Parties”);

(c)	is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser’s transactions with the Transaction Parties hereunder;

(d)	has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby;

(e)	is a “fiduciary” under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the purchaser’s transactions with the Transaction Parties contemplated hereby; and

(f)	understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”).

For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Consequently no key information document as would be required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to the notes we are offering will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, and Hunton & Williams LLP, Richmond, Virginia. The underwriters have been represented by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Olin Corporation and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements, and the related financial statement schedule of the DCP Business for each of the three years in the period ended December 31, 2014, contained in Olin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing in Olin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and incorporated by reference in this prospectus (which report expresses an unqualified opinion on the combined financial statements and financial statement schedule and includes an explanatory paragraph regarding the allocations of certain expenses). Such combined financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Prospectus

Olin Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

Olin Corporation intends to offer and sell from time to time, in one or more offerings and series, together or separately: senior or subordinated debt securities, warrants to purchase debt securities, preferred stock, warrants to purchase preferred stock, common stock and warrants to purchase common stock on terms to be determined at the time of sale. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of these securities in supplements to this prospectus or in separate term sheets. You should read this prospectus and any prospectus supplement or term sheet carefully before you decide to invest in any of these securities.

Our common stock is listed on the New York Stock Exchange under the symbol “OLN”. If we decide to seek a listing of any debt securities, warrants to purchase debt securities, preferred stock, warrants to purchase preferred stock or warrants to purchase common stock offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal executive offices are located at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. Our telephone number is (314) 480-1400.

Investing in our securities involves risks. See the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement and/or the risk factors described in any of our other filings with the Securities and Exchange Commission, as referenced in this prospectus and/or applicable prospectus supplement under the heading “Incorporation of Certain Documents by Reference”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 6, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Olin Corporation (together with its consolidated subsidiaries unless the context otherwise requires, the “Company”) has filed with the Securities and Exchange Commission (the “Commission” or, the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time over the next three years, sell any combination of the securities described in this prospectus and any applicable prospectus supplement in one or more offerings.

In this prospectus we use the terms “Olin”, “we,” “us,” and “our” to refer to Olin Corporation. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Incorporation of Certain Documents by Reference”.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference in this prospectus and any prospectus supplement. Olin Corporation has not authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely upon it. Olin Corporation is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, or any supplement to this prospectus, is accurate as of any date other than the date of the document containing such information.

RISK FACTORS

Investing in the securities to be offered by this prospectus and any prospectus supplement involves risk. When considering an investment in any of our securities, you should consider carefully all of the risk factors described in our filings with the Commission referred to under the heading “Incorporation of Certain Documents by Reference,” as well as any risks that may be set forth in the prospectus supplement relating to a specific offering and the other information included or incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

	Year Ended December 31,
	2016(2)	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	0.8	1.0	3.4	5.0	5.0

(1)	For purposes of calculating ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before taxes, plus fixed charges, as described below, and distributions received from affiliated companies, less amortization of capitalized interest and earnings of non-consolidated affiliates. “Fixed charges” consist of interest expensed and capitalized and those portions of rent expense that are considered reasonable approximations of interest costs.
(2)	For the year ended December 31, 2016, income (loss) from continuing operations before taxes included $76.6 million of non-cash asset impairment restructuring charges associated with permanently closing the Henderson, NV chlor alkali plant and reconfiguring the facility to manufacture bleach and distribute caustic soda and hydrochloric acid. The ratio coverage during the year ended December 31, 2016 was less than 1:1. We would have needed to generate additional earnings of $34.1 million to achieve a coverage of 1:1 during the year ended December 31, 2016.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated herein by reference, and any prospectus supplement and the information incorporated by reference therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this prospectus, including the information incorporated herein by reference, and any prospectus supplement and the information incorporated by reference therein, that are not statements of historical fact, may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “estimate,” “project,” “forecast,” “optimistic” and variations of such words and similar expressions to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. These forward-looking statements speak only as of the date of the document containing the applicable statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

The risks, uncertainties and assumptions involved in our forward-looking statements include those discussed in the documents referred to under the heading “Risk Factors,” which include our filings with the Commission referred to under the heading “Incorporation of Certain Documents by Reference”. You should consider all of our forward-looking statements in light of the factors discussed in those documents. In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

OLIN CORPORATION

Olin Corporation is a Virginia corporation, incorporated in 1892, having its principal executive offices in Clayton, Missouri. We are a manufacturer concentrated in three business segments: Chlor Alkali Products and Vinyls; Epoxy; and Winchester. On October 5, 2015, we acquired from The Dow Chemical Company its U.S. Chlor Alkali and Vinyl, Global Chlorinated Organics and Global Epoxy businesses, and the operating results of those businesses are included in our financial statements since that date.

The Chlor Alkali Products and Vinyls segment manufactures and sells chlorine and caustic soda, ethylene dichloride and vinyl chloride monomer, methyl chloride, methylene chloride, chloroform, carbon tetrachloride, perchloroethylene, trichloroethylene and vinylidene chloride, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. The Epoxy segment produces and sells a full range of epoxy materials, including allyl chloride, epichlorohydrin, liquid epoxy resins and downstream products such as converted epoxy resins and additives. The Winchester segment produces and sells sporting ammunition, reloading components, small caliber military ammunition and components and industrial cartridges. See our discussion of our segment disclosures contained in any applicable prospectus supplement and our filings with the Commission incorporated by reference herein and therein.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “OLN”.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock repurchases, repayment of indebtedness and acquisitions. The prospectus supplement relating to a specific offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the terms of the debt securities, which may either be senior debt securities or subordinated debt securities and which we collectively refer to as the “debt securities”. The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating thereto and to the following description.

Senior debt securities may be issued under an indenture dated as of August 19, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and any supplemental indentures thereto, or under one or more other indentures between us and a commercial bank to be selected, as trustee. We refer to the applicable indenture under which senior debt securities are issued as the “Senior Indenture”. Subordinated debt securities may be issued under an indenture, which we refer to as the “Subordinated Indenture,” between us and a commercial bank to be selected, as trustee. The Senior Indenture and the Subordinated Indenture are collectively referred to as the “Indentures”. The forms of the Indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures, including the definition therein of certain terms. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Senior Indenture or the Subordinated Indenture, as applicable. In this description, references to “Olin,” “us” and “we” mean Olin Corporation alone and not any of our subsidiaries.

General

The Indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by us. You should read the applicable prospectus supplement for the following terms of the debt securities:

•	the type, total principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per year, which may be fixed or floating, at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

•	the times at which any such interest will be payable;

•	the currency or currencies or units of two or more currencies in which the debt securities are denominated and principal and interest may be payable, and for which the debt securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies;

•	whether such debt securities are to be senior debt securities or subordinated debt securities;

•	any redemption or sinking fund terms for such debt securities;

•	any event of default or covenant with respect to the debt securities of a particular series; and

•	any other terms with respect to the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable and the debt securities will be transferable at the corporate trust office of the respective trustee, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto as it appears in the respective debt securities register.

The debt securities will be unsecured. Senior debt securities will have the same rank as all of our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be subordinated and junior to certain of our present and future superior indebtedness. See “—Subordination of Subordinated Debt Securities” below.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies (if any) will be described in the applicable prospectus supplement.

Debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indentures and the debt securities will not afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Global Securities

Any series of debt securities issued under the Indentures may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:

•	by the depositary for such global security to a nominee of such depositary,

•	by a nominee of such depositary to such depositary or another nominee of such depositary, or

•	by the depositary or any nominee to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (the “participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the Indenture governing such debt securities. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form, and

•	will not be considered the owners or holders thereof under the Indenture governing such debt securities.

Payments of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $2,000 or any integral multiple of $1,000 in excess thereof.

Subordination of Subordinated Debt Securities

The payment of the principal of, premium, if any, and interest on the subordinated debt securities, including sinking fund payments, if any, will be subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all of our superior indebtedness. Superior indebtedness is defined as the principal of, premium, if any, and accrued and unpaid interest on, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed:

•	our indebtedness for money borrowed, other than the subordinated debt securities,

•	guarantees by us of indebtedness for money borrowed of any other person,

•	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise,

•	our obligations under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction or any similar interest rate or currency hedging transaction, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed,

•	our obligations under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on our balance sheet as a liability, and modifications, renewals, extensions and refundings of any such indebtedness, liability, obligation or guarantee; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liability, obligation or guarantee, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the subordinated debt securities. The prospectus supplement relating to any series of subordinated debt securities will specify any such exceptions to the definition of superior indebtedness applicable to such series.

No payment by us on account of principal of, premium, if any, or interest on the subordinated debt securities, including sinking fund payments, if any, may be made if any default or event of default with respect to any superior indebtedness shall have occurred and be continuing and, unless such default or event of default is the failure by us to pay principal or interest on any instrument constituting superior indebtedness, written notice thereof shall have been given to the trustee by us or to us and the trustee by the holders of at least 10% in principal amount of any kind or category of any superior indebtedness, or a representative or trustee on their behalf. We may resume payments on the subordinated debt securities, unless otherwise prohibited by the related Indenture, if:

•	such default is cured or waived, or

•	unless such default is a failure by us to pay principal or interest on any superior indebtedness, 120 days pass after the notice is given if such default is not the subject of judicial proceedings.

Upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on all superior indebtedness must be paid in full before the holders of subordinated debt securities will be entitled to receive any payment, other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment. Subject to the payment in full of all superior indebtedness, the holders of the subordinated debt securities are to be subrogated to the rights of the holders of superior indebtedness to receive payments or distributions of our assets applicable to superior indebtedness until the subordinated debt securities are paid in full.

By reason of such subordination, in the event of insolvency, our creditors who are holders of superior indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

The Subordinated Indenture will not limit the amount of superior indebtedness or securities that may be issued by us or any of our subsidiaries.

Certain Covenants with Respect to Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, all debt securities issued under a Senior Indenture will be subject to the covenants described below.

Limitations on Liens. (a) Neither we nor any Restricted Subsidiary will issue, assume or guarantee any Debt secured by a Mortgage upon any Principal Property or upon any shares of stock of any Restricted Subsidiary, without effectively providing that the senior debt securities, together with, if we so determine, any other indebtedness or obligation then existing or thereafter created, ranking equally with or prior to the senior debt securities, shall be secured equally and ratably with, or, at our option, prior to, such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

(1)	Mortgages existing on the date of the Senior Indenture;

(2)	Mortgages affecting property of a corporation existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with us or a Restricted Subsidiary;

(3)	Mortgages

•	on property existing at the time of acquisition thereof,

•	to secure payment of all or part of the purchase price thereof,

•	to secure Debt incurred prior to, at the time of or within 24 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, or

•	assumed or incurred in connection with the acquisition of property;

(4)	Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;

(5)	Mortgages in connection with non-recourse Debt;

(6)	Mortgages on current assets or other personal property, other than shares of stock or indebtedness of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(7)	Mortgages which secure indebtedness owing by a Restricted Subsidiary to us or another Subsidiary;

(8)	Mortgages on property of any Restricted Subsidiary principally engaged in a financing or leasing business;

(9)	Mortgages which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business; and

(10)	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Mortgage referred to in the foregoing or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not, with respect to Mortgages referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of substantially the same property which secured the Mortgage extended, renewed or replaced, plus improvements on such property.

(b) Notwithstanding the above provisions, we and any one or more Restricted Subsidiaries may, without securing the senior debt securities, issue, assume or guarantee Debt secured by Mortgages which would not be permitted by the immediately preceding paragraph in an aggregate amount which, together with:

•	the aggregate principal amount of all of our other Debt and Debt of our Restricted Subsidiaries that would not be permitted under the immediately preceding paragraph and

•

the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under this covenant or the proceeds of which have been applied in accordance with clause

(a)(2) of the covenant described below under “—Sale and Lease-Back Transactions” to the retirement of long-term indebtedness) does not at the time of such issuance, assumption or guarantee exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $300 million.

(c) For purposes of this covenant and the covenant described below under “—Sale and Lease-Back Transactions,” the following are not considered Debt secured by a Mortgage:

•	the sale or other transfer of (i) any minerals that will enable the purchaser thereof to realize a specified return and (ii) any interest in property of the character commonly referred to as a “production payment” and

•	Mortgages in favor of governmental bodies to secure advance, progress or other payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing the purchase price or cost of constructing or improving the property subject thereto to such Mortgage.

Limitation on Sale and Lease-Back Transactions. (a) We will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, except for temporary leases for terms of not more than three years or between us or a Subsidiary and a Restricted Subsidiary, title to which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by our board of directors, of such property and either:

(1)	we or such Restricted Subsidiary would be entitled to incur, assume or guarantee Debt secured by a mortgage on the Principal Property to be leased without equally and ratably securing the senior debt securities or

(2)	we apply an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of our long-term indebtedness which ranks prior to or on a par with the senior debt securities.

Sale and Lease-Back Transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

(b) Notwithstanding the provisions of the preceding paragraph (a), we or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction which would not be permitted under the immediately preceding paragraph if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:

(1)	the aggregate outstanding principal amount of all of our Debt and Debt of our Restricted Subsidiaries secured by a Mortgage on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under paragraph (a) of the covenant described under “—Limitations on Liens” and

(2)	all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because we would be entitled to incur, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the senior debt securities and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (2) of the immediately preceding paragraph (a));

does not at the time exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $300 million.

Certain Definitions

“Attributable Debt” means, as of any particular time, the present value, discounted at a rate per year equal to the weighted average of the interest rate(s) of the senior debt securities or, in the case of original issue discount debt securities, the Yields to Maturity (as defined in the Senior Indenture), compounded semi-annually, of the obligation of a lessee for rental payments, not including amounts payable by the lessee for maintenance, property taxes and insurance, due during the remaining term of any lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” means the total amount of assets after deducting therefrom:

•	all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and

•	unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on our latest audited consolidated financial statements at the time of the determination.

“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by us.

“Mortgage” means any mortgage, lien, pledge or other encumbrance issued, assumed or guaranteed by us.

“Principal Property” means any of our properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which our board of directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entity.

“Restricted Subsidiary” means:

•	any Subsidiary which owns or leases, directly or indirectly, a Principal Property and

•	any Subsidiary which owns, directly or indirectly, any stock or indebtedness of a Restricted Subsidiary; except that a Restricted Subsidiary shall not include:

•	any Subsidiary engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or

•	any Subsidiary:

•	which conducts substantially all of its business outside the United States and its territories and possessions or

•	the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States and its territories and possessions.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us.

“Voting Stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

Events of Default, Notice and Waiver

The following events will be “Events of Default” with respect to a series of debt securities issued under an Indenture:

(a)	failure to pay interest or a sinking fund installment, if any, on such series for 30 days or to pay the principal of or premium, if any, on such series when due, either at maturity except maturity arising from a call for redemption through operation of the sinking fund, upon redemption, by declaration or otherwise, other than any sinking fund installment;

(b)	failure to perform any other covenants in such Indenture for 60 days after notice;

(c)	certain events of bankruptcy, insolvency or reorganization; and

(d)	any other event that may be added as an Event of Default with respect to a series of debt securities to the extent described in the related prospectus supplement.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If an Event of Default described under (a) or (d) in the second preceding paragraph shall have occurred and is continuing with respect to any series of debt securities, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount or, if original issue discount debt securities, such portion of the principal amount as specified in such series of debt securities, of all debt securities of such series immediately due and payable.

If an Event of Default described under (b) or (c) in the third preceding paragraph shall have occurred and is continuing, unless the principal amount of all the debt securities of all series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all debt securities then outstanding may declare the principal amount or, if any series are original issue discount debt securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding immediately due and payable.

Each of the Indentures provides that the trustee under such Indenture shall, within 90 days after the occurrence of a default with respect to a series of debt securities under such Indenture, give to the holders of the debt securities of such series notice of all uncured defaults with respect to such series known to it; provided, however, that, except in the case of default in the payment of principal of or premium, if any, or interest or the making of any sinking fund payment on any of the debt securities in such series, the trustee shall be protected in withholding such notice if it in good faith determines that it is in the interest of the holders of such series.

Any event of default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the Outstanding debt securities, as defined in the Indentures, of such series or of all the Outstanding debt securities, as the case may be, except in each case a failure to pay principal of, premium, if any, or interest on such debt security.

Each of the Indentures includes a covenant that we file with the trustee annually a certificate of no default or specifying that a default has occurred.

Modification of the Indentures

Each of the Indentures and the rights of holders of debt securities thereunder may be modified by us and the respective trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all series of debt securities under such Indenture then outstanding and affected thereby, voting as one class; provided, however, that no such modification shall extend the fixed maturity of any debt securities, or reduce the principal amount thereof or any premium thereon or the amount of any sinking fund payment, or change, in a manner that is adverse to the holders, the ranking or priority of any debt securities, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the percentage required for modification, without the consent of the holder of each debt security so affected.

Each of the Indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor corporation of our obligations,

•	add covenants for the protection of the holders of debt securities,

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision of the applicable Indenture,

•	establish the form or terms of debt securities of any series,

•	modify or amend either of the Indentures to permit the qualification of indentures supplemental thereto, and

•	provide for the issuance under either of the Indentures of debt securities in coupon form and/or exchangeable with debt securities issued under the Indentures.

Consolidation, Merger and Sale of Assets

Each of the Indentures provides that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any Person, as defined in each of the Indentures, unless:

•	the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, and

•	the successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Satisfaction and Discharge of the Indentures and Defeasance

Each of the Indentures will be discharged upon cancellation of all the debt securities issued thereunder or, with certain limitations, upon deposit with the respective trustee of funds sufficient for the payment or redemption thereof.

In addition, the Indentures provide that we, at our option:

(a)	will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust or

(b)	need not comply with certain restrictive covenants of such Indenture in each case if we deposit, in trust with the trustee or the Defeasance Agent, as defined in the Indentures, money or U.S. Government Obligations, as defined in the Indentures, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, of, and interest and premium, if any, on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. To exercise any such option, we are required to deliver to the trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) of this paragraph, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service. The discharge of the Subordinated Indenture pursuant to clause (a) or (b) of this paragraph is subject to certain additional requirements, including absence of defaults under other agreements.

The Trustees

We may maintain banking and other commercial relationships with the trustees and their affiliates in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following statements with respect to our capital stock are subject to the detailed provisions of our Amended and Restated Articles of Incorporation, as further amended or restated, which we refer to in this prospectus as the Articles of Incorporation, our bylaws, as amended, which we refer to in this prospectus as the bylaws, and the provisions of applicable Virginia law, the state in which we are incorporated. These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Articles of Incorporation and the bylaws, each of which has been filed as an exhibit to (or incorporated by reference in) our Annual Report on Form 10-K for the year ended December 31, 2016, and the provisions of applicable Virginia law and the registration statement of which this prospectus forms a part. See “Available Information” on page 24 and “Incorporation of Certain Documents by Reference” on page 24.

General

Our authorized stock consists of 240,000,000 shares of common stock, par value $1 per share, and 10,000,000 shares of preferred stock, par value $1 per share, issuable in one or more series. On December 31, 2016, there were approximately 165,362,747 shares of common stock and no shares of preferred stock outstanding.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of the preferred stock offered by a prospectus supplement will be described in the prospectus supplement relating to such series of the preferred stock. The description set forth below is subject to and qualified in its entirety by reference to the articles of amendment to the Articles of Incorporation establishing a particular series of the preferred stock which will be filed with the Commission in connection with the offering of any series of preferred stock.

General. Under the Articles of Incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in articles of an amendment to the Articles of Incorporation providing for the issuance thereof adopted by our board of directors or a duly authorized committee thereof.

The preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title and liquidation preference per share of such preferred stock and the number of shares offered;

•	the price at which such preferred stock will be issued;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions of such preferred stock;

•	any conversion provisions of such preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of the preferred stock, each series of the preferred stock will rank on a parity as to dividends and distributions in the event of a liquidation with our outstanding preferred stock and each other series of the preferred stock.

Dividend Rights. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of the preferred stock. Such rate, which may be based upon one or more methods of determination, may be fixed or variable or both. Different series of the preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating thereto. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we shall have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

If the prospectus supplement so provides, when dividends are not paid in full upon any series of the preferred stock and any other preferred stock ranking on a parity as to dividends with such series of the preferred stock, all dividends declared upon such series of the preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the preferred stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of the preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of the preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of the preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to the preferred stock as to dividends. If the prospectus supplement so provides, no common stock or any of our other stock ranking junior to or on a parity with such series of the preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, except by conversion into or exchange for our stock ranking junior to such series of the preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

The prospectus supplement relating to a series of preferred stock which is subject to mandatory redemption shall specify the number of shares of such series of preferred stock which shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

Conversion Rights. The prospectus supplement for any series of the preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of our preferred stock. The preferred stock will have no preemptive rights.

Voting Rights. Except as indicated below or in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by applicable law, a holder of the preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of the preferred stock are entitled to vote.

The affirmative vote of the holders of a majority of the outstanding shares of any series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of the Articles of Incorporation which changes any rights or preferences of such series of preferred stock.

In addition to the foregoing voting rights, the holders of the preferred stock will have the voting rights set forth under “—General” above with respect to amendments to the Articles of Incorporation which would increase the number of authorized shares of our preferred stock.

Transfer Agent and Registrar. The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be selected by us and described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect members of our board of directors or to vote on any other matter.

Common Stock

Holders of common stock are entitled to dividends as declared by our board of directors from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders and may not cumulate votes for the election of directors. Holders of common stock have no preemptive or subscription rights and have no liability for further calls or assessments. In the event of the liquidation, dissolution or winding up of our business, holders of common stock are entitled to receive pro rata all our remaining assets available for distribution, after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all our debts and liabilities.

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Our common stock is listed on The New York Stock Exchange under the trading symbol “OLN”.

Certain Provisions of Virginia Law, our Articles of Incorporation and our Bylaws

Certain Provisions of Virginia Law

We are subject to the following provisions of Virginia law which may have the effect of discouraging unsolicited acquisition proposals or delaying or preventing a change in control of our board of directors:

Antitakeover Statutes

As permitted by Virginia law, we have opted out of Article 14.1 of the Virginia Stock Corporation Act (the “VSCA”), the Virginia anti-takeover statute regulating “control share acquisitions,” which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20 percent, 33 1⁄3 percent or 50 percent) of the total votes entitled to be cast for the election of directors. Under that Virginia statute, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares entitled to vote in the election of directors other than those held by the acquiring person or held by any officer or employee director of the corporation, unless at the time of any control share acquisition, the articles of incorporation or bylaws of the corporation provide that this statute does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be redeemed by the corporation, at the corporation’s option, at a price per share equal to the acquiring person’s cost. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, the VSCA grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.

We are subject to Article 14 of the VSCA, a Virginia statute regulating “affiliated transactions”. An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10 percent of any class of the corporation’s outstanding voting shares (a “10 percent holder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10 percent holder by more than five percent. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any 10 percent holder for a period of three years following the date that such person became a 10 percent holder unless (1) the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10 percent holder, approve the affiliated transaction or (2) before the date the person became a 10 percent holder, the board of directors approved the transaction that resulted in the shareholder becoming a 10 percent holder.

After three years, any such transaction must be at a “fair price,” as described in the VSCA, or must be approved by a majority of the disinterested directors or the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10 percent holder.

Shareholder Action by Written Consent

The VSCA provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting only by unanimous written consent of the shareholders who would be entitled to vote on the action. Our Articles of Incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Certain Provisions of our Articles of Incorporation and our Bylaws

We are subject to the following provisions of the Articles of Incorporation and bylaws, which may have the effect of discouraging unsolicited acquisition proposals or delaying or preventing a change in control of our board of directors:

Board of Directors. Our board of directors consists of three classes as nearly equal in number as possible, each of which serves for three years with one class being elected each year. The total number of directors may not exceed 18. Our board of directors currently consists of 12 directors, but the number of directors may be increased to any number, not more than 18 directors, or decreased to any number, not less than three directors, by amendment of the bylaws. Directors may be removed only with cause, and vacancies on our board of directors, including any vacancy created by an increase in the number of directors, may be filled at an annual meeting by shareholders entitled to vote in the election of directors or by a majority of the directors remaining in office, even though less than a quorum. If our board of directors fills a vacancy, the director’s term expires at the next shareholders’ meeting at which directors are elected.

Shareholder Nominations and Proposals. Our bylaws require that advance notice of nominees for election as directors be made by a shareholder or shareholder proposals be given to our corporate secretary, together with certain specified information, no later than 90 days before the anniversary of the immediately preceding annual meeting of shareholders.

Special Meetings of Shareholders. Special meetings of our shareholders may be called only by our board of directors, chairman of our board of directors, president or the holders of a majority of the shares entitled to vote at the special meeting.

Amendments to the Articles of Incorporation

Under Virginia law, unless a Virginia corporation’s articles of incorporation provide for a greater or lesser vote, amendments of the articles of incorporation must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group. However, the vote specified in the articles of incorporation may not be reduced to less than a majority of all votes cast by the voting group at a meeting at which a quorum of the voting group exists.

Our Articles of Incorporation provide that any amendment to our Articles of Incorporation is required to be approved only by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting an amendment or restatement to the shareholders our board of directors shall require a greater vote.

Amendments to the Bylaws

Under Virginia law, a corporation’s shareholders or board of directors may amend or repeal bylaws, except to the extent that the corporation’s articles of incorporation or Virginia law reserve the power exclusively to the shareholders. A corporation’s shareholders may amend or repeal bylaws even though the bylaws may also be amended or repealed by its board of directors.

Our bylaws may be altered, amended or repealed by our board of directors, subject to the power of the shareholders to alter or repeal the bylaws made by the board of directors at any annual or special meeting of the shareholders. Subject to certain limitations, shareholders in altering, amending or repealing our bylaws may provide that our board of directors may not subsequently alter, amend or repeal our bylaws.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such securities. Each series of warrants will be issued under a separate warrant agreement (a “Securities Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (a “Securities Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The Securities Warrant Agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Securities Warrant Agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered thereby for the terms of such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the designation, number of shares, stated value and terms, including, without limitation, liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire (an “Expiration Date”);

•	the United States Federal income tax consequences applicable to such warrants; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the Expiration Date, or such later date to which such Expiration Date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of such warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or a limited number of institutional purchasers; or

•	through agents.

The applicable prospectus supplement with respect to the securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the net proceeds to us from such sale, any underwriting discounts or other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the securities may be listed and any other information we think is important.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the securities will be subject to the terms of an underwriting or similar agreement and certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is utilized in the sale of any securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in the applicable prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent, dealer or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

In order to facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter, agent or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivative or other hedging transactions, we may also sell securities short using this prospectus and the applicable prospectus supplement and deliver securities covered by this prospectus and the applicable prospectus supplement to close out any loan of securities or such short positions, or loan or pledge securities to third parties, and the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. The third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of such securities, and may use securities received from us in settlement of those derivative or other hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

AVAILABLE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the public reference facilities maintained by the SEC at the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, with respect to the securities to be offered hereby. For further information with respect to our securities and our business reference is made to such registration statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

•	(i) the audited combined statements of income (loss) and combined statements of cash flows of the Dow Chlorine Products Business (the “DCP Business”) for the years ended December 31, 2014, 2013 and 2012, and the notes related thereto, each included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and (ii) the unaudited combined statements of income (loss) and combined statements of cash flows of the DCP Business for the nine months ended September 30, 2015 and 2014, and the notes related thereto, each included in our Current Report on Form 8-K filed with the SEC on July 29, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 3, 2016 (to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015); and

•	our Current Reports on Form 8-K, or filed portions of those reports (but not reports or portions of those reports which were furnished and not deemed to be filed), filed with the SEC on January 31, 2017 and February 28, 2017.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering made by this prospectus and any prospectus supplement shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference containing important business and financial information about us that is not included or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus, including any exhibits that are specifically incorporated by reference in such documents. Copies of the Indentures described in this prospectus and any prospectus supplement are also available upon request. Requests for all such copies should be directed to Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 (Telephone: (314) 480-1400).

LEGAL MATTERS

Unless otherwise specified in the applicable accompanying prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York and Hunton & Williams LLP, Richmond, Virginia. Cravath, Swaine & Moore LLP, New York, New York may also act as counsel for us and in certain cases may represent the underwriters of any securities. Cravath, Swaine & Moore LLP may rely as to matters of Virginia law upon the opinion of Hunton & Williams LLP. Each of Cravath, Swaine & Moore LLP and Hunton  & Williams LLP has in the past represented and continues to represent us in other matters on a regular basis.

EXPERTS

The consolidated financial statements of Olin Corporation and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements, and the related financial statement schedule of the Dow Chlorine Products Business for each of the three years in the period ended December 31, 2014, contained in Olin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing in Olin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and incorporated by reference in this prospectus (which report expresses an unqualified opinion on the combined financial statements and financial statement schedule and includes an explanatory paragraph regarding the allocations of certain expenses). Such combined financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

$550,000,000

Olin Corporation

5.000% Senior Notes due 2030

Joint Book-Running Managers

Citigroup

J.P. Morgan

Wells Fargo Securities

BofA Merrill Lynch

PNC Capital Markets LLC

SMBC Nikko

Scotiabank

MUFG

Deutsche Bank Securities

Co-Manager

TD Securities

PROSPECTUS SUPPLEMENT

January 16, 2018